Exhibit 99.1
EXECUTION VERSION

SHARE PURCHASE AND INVESTOR RIGHTS AGREEMENT
BETWEEN
CME GROUP INC.
AND
BM&FBOVESPA S.A. — BOLSA DE VALORES, MERCADORIAS E FUTUROS
DATED AS OF JUNE 22, 2010

LIST OF EXHIBITS

Exhibit	Title
A	BVMF Restricted Products
B	CME Group Restricted Products
C	Form of Master Agreement Amendment

ii

SHARE PURCHASE AND INVESTOR RIGHTS AGREEMENT
This SHARE PURCHASE AND INVESTOR RIGHTS AGREEMENT, dated as of June 22, 2010 (this “Agreement”), is entered into between CME GROUP INC., a Delaware corporation (“CME Group”), and BM&FBOVESPA S.A. — BOLSA DE VALORES, MERCADORIAS E FUTUROS, a Brazilian sociedade por ações (“BVMF”). CME Group and BVMF are referred to individually as a “Party” and together as the “Parties.”
RECITALS
WHEREAS, the Board of Directors of CME Group and the Board of Directors of BVMF have each determined that the transactions contemplated hereby are consistent with, and will further, their respective business strategies and goals, and have deemed it advisable and in the best interests of their respective companies and shareholders that CME Group and BVMF engage in the transactions contemplated hereby, upon the terms and subject to the conditions hereof; and
WHEREAS, simultaneously herewith, CME and BVMF are entering into the Technology Agreement and, at the Closing, CME Group and BVMF will enter into the Strategic Partnership Agreement.
NOW, THEREFORE, in consideration of the foregoing and the Parties’ respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the Parties hereby agree as follows:
ARTICLE I
DEFINED TERMS; CERTAIN RELATED MATTERS
Section 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:
“Affiliate” means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor or otherwise.
“Agreement” has the meaning set forth in the Preamble.
“Ancillary Agreements” means the Strategic Partnership Agreement, the Technology Agreement and the Master Agreement Amendment.
“Antitrust Laws” has the meaning set forth in Section 6.2(a).

“Beneficial Owner” of a security means any Person who, directly or indirectly, through any contract, relationship or otherwise, has or shares (i) the power to vote, or to direct the voting of, such security, (ii) the power to dispose of, or to direct the disposition of, such security, or (iii) the ability to profit or share in any profit derived from a transaction in such security, and the term “Beneficially Owned” shall be construed accordingly.
“Board of Directors” means the board of directors, the Conselho de Administração or any comparable governing body, as applicable, of any specified Person.
“Brazilian Corporate Law” means Law No. 6,404 of December 15, 1976 of the Federative Republic of Brazil, as amended from time to time.
“Brazilian GAAP” means the generally accepted accounting principles in Brazil pursuant to the Brazilian Corporate Law method and the specific rules issued by the CVM, the Brazilian Accountants Institute — IBRACON and the Federal Accounting Counsel — CFC, consistently applied in accordance with past practices.
“Burdensome Condition” has the meaning set forth in Section 6.2(b).
“Business Day” means any calendar day, except a Saturday, Sunday or other day on which commercial banks are required or authorized by law to be closed in the City of São Paulo, State of São Paulo, Brazil or in the City of Chicago, State of Illinois, United States of America.
“BVMF” has the meaning set forth in the Preamble.
“BVMF Common Shares” has the meaning set forth in Section 6.5(a)(i).
“BVMF CVM Documents” has the meaning set forth in Section 4.7(a).
“BVMF Designated Director” means the individual designated by BVMF from time to time to serve on the CME Group Board of Directors pursuant to Section 6.4, which individual shall be BVMF’s Chairman or Chief Executive Officer, or another member of the BVMF Board of Directors or senior management who is reasonably acceptable to CME Group.
“BVMF Designated Exchange” means:
(i) CETIP S.A. (including any successor, assign or Affiliate of any of the foregoing);
(ii) Bolsa de Comercio de Santiago, Bolsa de Valores de Colombia, Bolsa de Valores de Lima, Mercado de Valores de Buenos Aires (MERVAL) and ROFEX Futuros y Opciones (including any successor, assign or Affiliate of any of the foregoing, but only to the extent such successors, assigns or Affiliates are formed in, or conduct their operations primarily in, the BVMF Exclusive Region) (any such entity in clause (i) above or this clause (ii), a “BVMF Listed Exchange”);

(iii) any exchange, board of trade, trading platform or execution facility, other than a BVMF Listed Exchange, that lists for trading BVMF Strategic Products and (A) such Products constitute ten percent (10%) or more of such entity’s trading volume over the trailing twelve (12) month period ended as of the last day of the month preceding the month of the applicable date of determination or (B) with respect to a newly-formed board of trade, trading platform or execution facility, such entity is or will be formed to compete against BVMF in a material way by listing BVMF Strategic Products, as evidenced by such entity’s public announcements or regulatory filings; provided, however, that solely for the purposes of determining whether a Person is a “BVMF Designated Exchange,” BVMF Strategic Products shall not include (x) any Product that was listed for trading by such Person prior to BVMF’s listing of the Product, (y) any Product for which there is specific geographic or other logical nexus between the Product and the Person listing it for trading, such that the Product may be said to belong more appropriately to the Person listing it for trading than to BVMF or (z) any Product the revenue with respect to which is excluded from the calculation of BVMF Gross Trading Fees pursuant to the exclusion in clause (iii) of such definition. By way of example and without limitation, clause (y) above would exclude from consideration for such purpose (A) an index Product listed by a third-party exchange where the primary underlying components of the index are also listed by such exchange or by another exchange in its same geographic jurisdiction, (B) a physical commodity Product settled by physical delivery to delivery points in the geographic jurisdiction of the third-party exchange and not in the geographic jurisdiction of BVMF, where the differences in delivery points have a material impact on the settlement prices for such Products or (C) a currency Product listed by a third-party exchange located in the jurisdiction issuing such currency; or
(iv) any exchange, board of trade, trading platform or execution facility that is authorized to operate by the CVM as an entity responsible for managing organized markets, including OTC markets, as defined in CVM Rule 461/07, or any substitute regulation; provided, however, that if at any time after the date of this Agreement, CVM Rule 461/07 is amended or substituted, this clause (iv) shall not include any exchange, board of trade, trading platform, execution facility or other Person that would not have been primarily supervised or regulated by CVM as an entity responsible for managing organized markets under CVM Rule 461/07 as existing at the time of this Agreement.

“BVMF Designated Exchange Transaction” means:
(i) any agreement entered into or consummated after the date hereof between CME Group (or any controlled Affiliate of CME Group) and any BVMF Designated Exchange pursuant to which:
(A) CME Group is or, upon the consummation of the transactions contemplated by such agreement (whether individually or in a series of related transactions that are consummated contemporaneously (or consummated pursuant to contemporaneous agreements)), would become the Beneficial Owner, directly or indirectly, of Equity Securities representing two percent (2%) or more of all of the then outstanding shares of any class of Equity Security of such BVMF Designated Exchange;
(B) such BVMF Designated Exchange is or, upon the consummation of the transactions contemplated by such agreement (whether individually or in a series of related transactions that are consummated contemporaneously (or consummated pursuant to contemporaneous agreements)), would become the Beneficial Owner, directly or indirectly, of Equity Securities representing two percent (2%) or more of all of the then outstanding shares of any class of Equity Security of CME Group; or
(C) CME Group merges or consolidates with or into, or acquires assets constituting fifty percent (50%) or more of the assets of, or, upon the consummation of the transactions contemplated by such agreement (whether individually or in a series of related transactions that are consummated contemporaneously (or consummated pursuant to contemporaneous agreements)), would merge or consolidate with or into, or would acquire assets constituting fifty percent (50%) or more of the assets of, such BVMF Designated Exchange; or
(ii) any Material Commercial Agreement between CME Group (or any controlled Affiliate of CME Group) and any BVMF Designated Exchange;
provided, however, that none of the following shall be deemed a BVMF Designated Exchange Transaction: (i) any relationship between CME Group and a BVMF Designated Exchange existing as of the date of this Agreement or (ii) any transaction entered into jointly by the Parties pursuant to the Strategic Partnership Agreement.
“BVMF Designee Termination Event” has the meaning set forth in Section 6.5(b).
“BVMF Disclosure Schedules” has the meaning set forth in Article IV.

“BVMF Exclusive Region” has the meaning ascribed to such term in the Technology Agreement.
“BVMF Financial Statements” has the meaning set forth in Section 4.7(a).
“BVMF Gross Trading Fees” means, for any given period of time, the aggregate of transaction-based fees charged and collected or receivable for Products traded on any BVMF trading platform (including without limitation any exchange that is a controlled Affiliate of BVMF), including clearing fees for such transactions during such period of time. “BVMF Gross Trading Fees” does not include (i) any discounts to such fees paid to market participants in the form of a rebate or revenue-share, (ii) any surcharges that are related to transaction-based or revenue-based taxes that are being passed through to participants or (iii) any trading or clearing fees from transactions in the following markets: cash equities, corporate bonds/private issuer bonds, spot foreign currency or derivatives on individual equities.
“BVMF Listed Exchange” has the meaning set forth in the definition of BVMF Designated Exchange.
“BVMF Shareholder Approval” has the meaning set forth in Section 4.2.
“BVMF Strategic Product” means a Product (or economic equivalent of a Product) that (i) is listed on Exhibit A hereto or (ii) as of the date of the applicable determination is listed on the most recent BVMF Strategic Product Report delivered to CME Group in accordance with Section 6.9.
“BVMF Strategic Product Report” has the meaning set forth in Section 6.9(a).
“CADE” has the meaning set forth in Section 4.3.
“CFTC” means the Commodity Futures Trading Commission, as from time to time constituted or, if at any time after the execution of this Agreement such Commission is not existing and performing the duties assigned to it under the Commodity Exchange Act, as amended, or if another United States regulatory body or commission is performing such duties, then the body performing such duties at such time.
“Claim” means any action, suit, proceeding, claim, complaint, dispute, arbitration or investigation.
“Closing” has the meaning set forth in Section 2.2.
“Closing Date” has the meaning set forth in Section 2.2.
“CME” means Chicago Mercantile Exchange Inc., a Delaware corporation and wholly-owned subsidiary of CME Group.
“CME Group” has the meaning set forth in the Preamble.

“CME Group Class A Common Stock” means the Class A Common Stock, par value $0.01 per share, of CME Group.
“CME Group Class B Common Stock” has the meaning set forth in Section 5.7(a).
“CME Group Common Stock” has the meaning set forth in Section 5.7(a).
“CME Group Designated Director” means the individual designated by CME Group from time to time to serve on the BVMF Board of Directors pursuant to Section 6.4, which individual shall be CME Group’s Chairman or Chief Executive Officer, or another member of the CME Group Board of Directors or senior management who is reasonably acceptable to BVMF.
“CME Group Designated Exchange” means:
(i) Intercontinental Exchange, Inc., NYSE Euronext, The Nasdaq OMX Group, Inc., Deutsche Boerse AG or ELX Futures, L.P. (including any successor, assign or Affiliate of any of the foregoing) (each, a “CME Group Listed Exchange”);
(ii) any exchange, board of trade, trading platform or execution facility, other than a CME Group Listed Exchange, that lists for trading CME Group Strategic Products and (A) such Products constitute ten percent (10%) or more of such entity’s trading volume over the trailing twelve (12) month period ended as of the last day of the month preceding the month of the applicable date of determination or (B) with respect to a newly-formed board of trade, trading platform or execution facility, such entity is or will be formed to compete against CME Group in a material way by listing CME Group Strategic Products, as evidenced by such entity’s public announcements or regulatory filings; provided, however, that solely for the purposes of determining whether a Person is a “CME Group Designated Exchange,” CME Group Strategic Products shall not include (x) any Product that was listed for trading by such Person prior to listing of the Product by a Person that is a controlled Affiliate of CME Group, (y) any Product for which there is specific geographic or other logical nexus between the Product and the Person listing it for trading, such that the Product may be said to belong more appropriately to the Person listing it for trading than to CME Group or (z) any Product the revenue with respect to which is excluded from the calculation of CME Group Gross Trading Fees pursuant to the exclusion in clause (iii) of such definition. By way of example and without limitation, clause (y) above would exclude from consideration for such purpose (A) an index Product listed by a third-party exchange where the primary underlying components of the index are also listed by such exchange or by another exchange in its same geographic jurisdiction, (B) a physical commodity Product settled by physical delivery to delivery points in the geographic jurisdiction of the third-party exchange and not in the geographic jurisdiction of CME Group, where the differences in delivery points have a material impact on the settlement prices for such Products or (C) a currency Product listed by a third-party exchange located in the jurisdiction issuing such currency; or
(iii) any exchange, board of trade, trading platform or execution facility that is subject to regulation by the CFTC, excluding for these purposes regulation by usage of no-action letters granted to foreign exchanges, boards of trades, trading platforms or execution facilities that are not otherwise regulated by the CFTC; provided, however, that if at any time after the execution of this Agreement the CFTC is not existing or is not otherwise exclusively performing the duties currently assigned to it under the Commodity Exchange Act, as amended, or if another United States regulatory body or commission is performing such duties, or if the Commodities Exchange Act is amended, this clause (iii) shall not include any exchange, board of trade, trading platform, execution facility or other Person that would not have been primarily supervised or regulated by the CFTC as existing at the time of this Agreement.
“CME Group Designated Exchange Transaction” means:
(i) any agreement entered into or consummated after the date hereof between BVMF (or any controlled Affiliate of BVMF) and any CME Group Designated Exchange pursuant to which:
(A) BVMF is or, upon the consummation of the transactions contemplated by such agreement (whether individually or in a series of related transactions that are consummated contemporaneously (or consummated pursuant to contemporaneous agreements)), would become the Beneficial Owner, directly or indirectly, of Equity Securities representing two percent (2%) or more of all of the then outstanding shares of any class of Equity Security of such CME Group Designated Exchange;
(B) such CME Group Designated Exchange is or, upon the consummation of the transactions contemplated by such agreement (whether individually or in a series of related transactions that are consummated contemporaneously (or consummated pursuant to contemporaneous agreements)), would become the Beneficial Owner, directly or indirectly, of Equity Securities representing two percent (2%) or more of all of the then outstanding shares of any class of Equity Security of BVMF; or
(C) BVMF merges or consolidates with or into, or acquires assets constituting fifty percent (50%) or more of the assets of, or, upon the consummation of the transactions contemplated by such agreement (whether individually or in a series of related transactions that are consummated contemporaneously (or consummated pursuant to contemporaneous agreements)), would merge or consolidate with or into, or would acquire assets constituting fifty percent (50%) or more of the assets of, such CME Group Designated Exchange; or
(ii) any Material Commercial Agreement between BVMF (or any controlled Affiliate of BVMF) and any CME Group Designated Exchange;
provided, however, that none of the following shall be deemed a CME Group Designated Exchange Transaction: (i) any relationship between BVMF and a CME Group Designated Exchange existing as of the date of this Agreement or (ii) any transaction entered into jointly by the Parties pursuant to the Strategic Partnership Agreement.
“CME Group Designee Termination Event” has the meaning set forth in Section 6.5(a).
“CME Group Disclosure Schedules” has the meaning set forth in Article V.
“CME Group Financial Statements” has the meaning set forth in Section 5.8(a).
“CME Group Gross Trading Fees” means, for any given period of time, the aggregate of transaction-based fees charged and collected or receivable for Products traded on any CME Group trading platform (including without limitation any exchange that is a controlled Affiliate of CME Group), including clearing fees for such transactions during such period of time. CME Group Gross Trading Fees does not include (i) any discounts to such fees paid to market participants in the form of a rebate or revenue-share, (ii) any surcharges that are related to transaction-based or revenue-based taxes that are being passed through to participants or (iii) any trading or clearing fees from transactions in the following markets: cash equities, corporate bonds/private issuer bonds, spot foreign currency or derivatives on individual equities.
“CME Group Listed Exchange” has the meaning set forth in the definition of CME Group Designated Exchange.
“CME Group Preferred Stock” has the meaning set forth in Section 5.7(a).
“CME Group Rights” means the rights distributed to the holders of CME Group Class A Common Stock pursuant to the CME Group Rights Agreement.
“CME Group Rights Agreement” means the rights agreement, dated as of November 30, 2001, as amended, between CME Group and Computershare Investor Services LLC, as rights agent.
“CME Group SEC Documents” has the meaning set forth in Section 5.8(a).
“CME Group Shares” has the meaning set forth in Section 2.1(a). Each reference to CME Group Shares shall include the CME Group Rights attached thereto or associated therewith.

“CME Group Strategic Product” means a Product (or economic equivalent of a Product) that (i) is listed on Exhibit B hereto or (ii) as of the date of the applicable determination is listed on the most recent CME Group Strategic Product Report delivered to BVMF in accordance with Section 6.9.
“CME Group Strategic Product Report” has the meaning set forth in Section 6.9(b).
“Code” has the meaning set forth in Section 6.10.
“Condition” means, with respect to any Person, (i) the assets, business, properties, operations or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (ii) the ability of such Person (or the applicable Subsidiary of such Person) to perform its obligations under this Agreement or any Ancillary Agreement or to consummate the transactions contemplated hereby or thereby.
“Confidentiality Agreement” means the Confidentiality and Non-Disclosure Agreement, dated as of February 25, 2010, between CME Group and BVMF.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.
“Covered Subsidiaries” means CME, Board of Trade of the City of Chicago, Inc., New York Mercantile Exchange, Inc., Commodity Exchange, Inc. and any other Person that is a “significant subsidiary” of CME Group within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act.
“CVM” means the Comissão de Valores Mobiliários (the Brazilian Securities Commission) of the Federative Republic of Brazil created by Law 6,385/76, as from time to time constituted or, if at any time after the execution of this Agreement such body is not existing and performing the duties currently performed by it, or if another Brazilian regulatory body or commission is performing such duties, then the body performing such duties at such time.
“Deferral Notice” has the meaning set forth in Section 3.4(c)(i).
“Designated Event” has the meaning set forth in Section 3.2(a).
“Dispute” has the meaning set forth in Section 10.5.
“Dispute Notice” has the meaning set forth in Section 10.5.
“Equity Security” means, with respect to any Person, any common share, preferred share and any other equity security of such Person, however described and whether voting or non-voting, including any Stock Equivalent of such Person or any other security the yield on which is determined in whole or in part by reference to market price or value of, shares of capital stock or results of, revenues or other financial performance of, such Person.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.
“Extraordinary Shareholders Meeting” has the meaning set forth in Section 4.2.
“Fully Diluted Basis” means, with respect to any class of Equity Security of a Person, as of any given date, the sum of (A) the number of shares of such class of Equity Security actually outstanding and (B) the number of shares of such class of Equity Security which could be obtained through the exercise or conversion of all Stock Equivalents convertible into, or exchangeable or exercisable for, such class of Equity Security on the day immediately preceding the given date, other than Stock Equivalents issued by such Person as incentive compensation.
“Governmental Action” means any consent, approval, authorization, waiver, permit, grant, concession, agreement, license, certificate, exemption, order, decree, judgment, injunction, registration, declaration, filing, report or notice of or with any Governmental Authority.
“Governmental Authority” means any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, tribunal, judicial or arbitral body, administrative agency or commission, or other governmental authority or quasi-governmental authority or instrumentality or industry self-regulatory organization.
“HSR Act” has the meaning set forth in Section 6.2(a).
“ICC Rules” has the meaning set forth in Section 10.5.
“Indemnified Party” has the meaning set forth in Section 9.2.
“Indemnifying Party” has the meaning set forth in Section 9.2.
“Indemnity Threshold” has the meaning set forth in Section 9.4(a).
“INPI” has the meaning set forth in Section 4.3.
“Law” means any statute, law, code, ordinance, Order, proclamation, regulation, published requirement or rule of any Governmental Authority, as amended and in effect from time to time.
“Liability” means any direct or indirect indebtedness, liability, assessment, expense, claim, loss, damage, deficiency, obligation or responsibility of any nature, whether known or unknown, vested or unvested, absolute, accrued, contingent or otherwise.
“Lien” means any lien (statutory or other), mortgage, pledge, encumbrance, assignment, grant of security, usufruct, fiduciary transfer or similar security interest or any preferential arrangement that has the practical effect of creating a security interest or floating guarantee under applicable Law with respect to any asset (including any security).

“Losses” has the meaning set forth in Section 9.2.
“Master Agreement” means that certain master agreement, dated January 22, 2008, by and between CME Group and BVMF (as successor to Bolsa de Mercadorias & Futuros — BM&F S.A.).
“Master Agreement Amendment” has the meaning set forth in Section 6.6.
“Material Commercial Agreement” means any material commercial agreement of a strategic nature, including, without limitation, any partnership, alliance or joint venture to pursue material strategic opportunities; but excluding (i) in the case of both Parties, routine agreements entered into between or among exchanges, including, without limitation, agreements for market data distribution or administration services; agreements related to new product development; licensing of settlement price information, specifications, or indexes; cross-margining agreements; or licensing of software or other intellectual property; or the provision of routine exchange-related services; (ii) in the case of BVMF, any agreements that relate primarily to cash, equities or bond markets (and do not related to derivatives products other than (1) derivatives on individual equities (excluding U.S. single-stock futures) or (2) options on equity indices); and (iii) any agreement CME Group or BVMF had in place as of February 11, 2010 with a BVMF Listed Exchange or CME Listed Exchange, as the case may be, or any extensions thereof.
“Orders” has the meaning set forth in Section 4.2.
“Organizational Documents” means with respect to any Person, its certificate or articles of incorporation, by-laws, and any similar charter or other organizational documents of such Person.
“Party” or “Parties” has the meaning set forth in the Preamble.
“Per Share Price” has the meaning set forth in Section 2.1(a).
“Permit” means any license, permit, authorization, consent, registration or approval required by any Governmental Authority.
“Person” means any individual, corporation, partnership, limited liability company, association, joint stock company, trust, investment fund, unincorporated organization or any other entity, including a Governmental Authority.
“PFIC” has the meaning set forth in Section 6.10.
“Product” has the meaning ascribed to such term in the Technology Agreement.
“Prospectus” has the meaning set forth in Section 3.4(b)(ii).
“Purchase Price” has the meaning set forth in Section 2.2(b)(i).
“Registrable Securities” has the meaning set forth in Section 3.4(a).

“Registration Statement” has the meaning set forth in Section 3.4(a).
“Requirements of Law” means, as to any Person, any Law, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to in this Agreement or in any Ancillary Agreement.
“Rescission Date” has the meaning set forth in Section 6.12.
“Restricted Period” has the meaning set forth in Section 3.1.
“Rule 144,” “Rule 144A” and “Rule 405” means, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.
“Stock Equivalents” means, with respect to any Person, any security or obligation which is by its terms, whether directly or indirectly, convertible into or exchangeable or exercisable for common shares or other capital stock of such Person, and any option, warrant or other subscription or purchase right with respect to common shares or such other capital stock, including those rights under any stock option plan approved by such Person’s shareholders.
“Strategic Partnership Agreement” means that certain Global Preferred Strategic Partnership Agreement, by and between CME Group and BVMF, in the form agreed between the Parties as of the date hereof.
“Subsidiary” when used with respect to any entity means any corporation or other organization, whether incorporated or unincorporated, (i) of which such entity or any other Subsidiary of such entity is a general partner (excluding partnerships, the general partnership interests of which are held by such entity or any Subsidiary of such entity do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors, managers, or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such entity or by any one or more of its Subsidiaries, or by such entity and one or more of its Subsidiaries.
“Taxes” means all taxes, charges, levies, penalties or other assessments imposed by any Brazilian or United States federal, state, local or foreign taxing authority, including any income, social contribution on net profits, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, together with any interest, additions to tax or penalties attributable thereto, and any payments made or owing to any other Person measured by such taxes, charges, levies, penalties or other assessment, whether pursuant to a tax indemnity agreement, tax sharing payment or otherwise (other than pursuant to commercial agreements or benefit plans).
“Tax Return” means any return, report, information return or other document (including any related or supporting information) required to be filed with any taxing authority with respect to Taxes, including without limitation all information returns relating to Taxes of third parties, any claims for refunds of Taxes and any amendments or supplements to any of the foregoing.
“Technology Agreement” means that certain Technology Agreement, dated as of June 22, 2010 by and between CME and BVMF.
“Transfer” has the meaning set forth in Section 3.1.
“U.S. GAAP” means generally accepted accounting principles in the United States of America.
“Walk-Away Date” has the meaning set forth in Section 8.1(b)(i).
Section 1.2 Other Definitional Provisions; Interpretation.
(a) The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to articles, sections, paragraphs, exhibits and schedules are to the articles, sections and paragraphs of, and exhibits and schedules to, this Agreement, unless otherwise specified.
(b) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation.”
(c) Words describing the singular number shall be deemed to include the plural and vice versa, words denoting any gender shall be deemed to include all genders and words denoting natural persons shall be deemed to include business entities and vice versa.
(d) The phrases “the date of this Agreement” and “the date hereof” and terms or phrases of similar import shall be deemed to refer to June 22, 2010.
(e) All references in this Agreement to “dollars,” “US Dollars” or “$” shall be deemed references to dollars of the United States of America.
(f) Terms defined in the text of this Agreement shall have such meaning throughout this Agreement, unless otherwise indicated in this Agreement.
(g) The table of contents and headings in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

(h) The phrase “to the knowledge of BVMF” means the actual knowledge, without any special investigation or inquiry, of Edemir Pinto, Cícero Augusto Vieira Neto, Carlos Kawall Leal Ferreira, Henrique de Rezende Vergara, Marcio Augusto de Castro or Marco Túlio Clivati Padilha.
(i) The phrase “to the knowledge of CME Group” means the actual knowledge, without any special investigation or inquiry, of Craig S. Donahue, James E. Parisi, Kathleen M. Cronin, Ann Shuman, Kevin Kometer or David L. Shuler.
ARTICLE II
SHARE PURCHASE
Section 2.1 Share Purchase; Adjustments.
(a) Share Purchase. On the terms and subject to the conditions set forth in this Agreement, at the Closing, BVMF shall purchase from CME Group, and CME Group shall issue to BVMF, 2,206,478 shares of CME Group Class A Common Stock (the “CME Group Shares”) at a purchase price per share of $275.12 in cash (the “Per Share Price”).
(b) Adjustments. The number of CME Group Shares to be purchased by BVMF and the Per Share Price to be paid therefor pursuant to Section 2.1(a) hereof shall be subject to adjustment as follows:
(i) Upon Dividends or Distributions. If the number of outstanding shares of CME Group Class A Common Stock is increased or scheduled to be increased by a dividend or share distribution, in each case (1) payable in shares of CME Group Class A Common Stock (or in securities convertible into, or exchangeable or exercisable for, CME Group Class A Common Stock for no or only nominal consideration) and (2) with a record date for the determination of holders of CME Group Class A Common Stock entitled to receive such dividend or distribution fixed for date after the date of this Agreement and prior to the Closing, then the number of CME Group Shares to be purchased by BVMF pursuant to Section 2.1(a) shall be increased in proportion to such increase in outstanding shares of CME Group Class A Common Stock.
(ii) Upon Subdivisions or Forward Splits. If, at any time after the date of this Agreement and prior to the Closing Date, the number of outstanding shares of CME Group Class A Common Stock is increased by a subdivision or forward split of the outstanding shares of CME Group Class A Common Stock, then the number of CME Group Shares to be purchased by BVMF pursuant to Section 2.1(a) shall be increased in proportion to such increase in outstanding shares of CME Group Class A Common Stock.
(iii) Upon Consolidation or Reverse Splits. If, at any time after the date of this Agreement and prior to the Closing Date, the number of outstanding shares of CME Group Class A Common Stock is decreased by a consolidation or reverse split of the outstanding shares of CME Group Class A

Common Stock, then the number of CME Group Shares to be purchased by BVMF pursuant to Section 2.1(a) shall be decreased in proportion to such decrease in outstanding shares of CME Group Class A Common Stock.
(iv) Adjustment of the Per Share Price. Whenever the number of CME Group Shares to be purchased by BVMF pursuant to Section 2.1(a) is adjusted as provided in Sections 2.1(b)(i), (ii) or (iii), the Price Per Share payable shall simultaneously be adjusted by multiplying such Price Per Share immediately prior to such adjustment by a fraction, the numerator of which shall be the number of CME Group Shares to be purchased by BVMF pursuant to Section 2.1(a) immediately prior to such adjustment, and the denominator of which shall be the number of CME Group Shares to be purchased by BVMF pursuant to Section 2.1(a) immediately thereafter.
(v) Other Adjustments. In the event of (A) any reorganization, recapitalization, reclassification or other like change in the outstanding shares of CME Group Class A Common Stock at any time after the date of this Agreement and prior to the Closing Date or (B) the declaration after the date of this Agreement of any dividend with a record date prior to the Closing Date (other than regular quarterly cash dividends in timing and amount consistent with past practice), in each case for which an adjustment is not otherwise provided under Sections 2.1(b)(i), (ii) or (iii), the number of CME Group Shares to be purchased by BVMF and the Per Share Price to be paid therefor pursuant to Section 2.1(a) shall be equitably adjusted to reflect the effects of such reorganization, recapitalization, reclassification or other like change or dividend.
Section 2.2 Closing. Subject to the terms and conditions hereof and unless otherwise agreed by the Parties in writing, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 155 N. Wacker Drive, Chicago, Illinois 60606, at 10:00 a.m., local time, on the third Business Day after all of the conditions set forth in Article VII have been fulfilled or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions); provided, that (A) BVMF shall have the right, by written notice delivered to CME Group prior to such third Business Day, to delay the date of Closing for not more than 60 calendar days in order to obtain any financing desired by BVMF to pay the Purchase Price and (B) in the event BVMF elects to extend the Closing pursuant to the foregoing clause (A), (i) BVMF shall use commercially reasonable efforts to obtain such financing during the period of any such delay and (ii) the Closing shall occur contemporaneously with or as promptly as practicable following (but in any event not more than three (3) Business Days following) the closing of such financing. The date of the Closing is referred to in this Agreement as the “Closing Date.”
(a) At the Closing, CME Group shall deliver to or cause to be delivered to BVMF:

(i) evidence of the registration of BVMF as holder of the CME Group Shares, free and clear of all Liens except those created by this Agreement;
(ii) certified copies of the CME Group Board of Directors resolutions approving and authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby, including the issuance of the CME Group Shares to BVMF; and
(iii) a certificate of the chief executive officer or the chief financial officer of CME Group as contemplated by Sections 7.3(a) and (b) hereof.
(b) At the Closing, BVMF shall deliver to or cause to be delivered to CME Group:
(i) cash in US Dollars in an amount equal to the product of the number of CME Group Shares to be purchased by BVMF multiplied by the Per Share Price to be paid therefor pursuant to Section 2.1 (the “Purchase Price”), as payment in full for the CME Group Shares, by wire transfer of immediately available funds to a bank account that has been designated by CME Group at least two (2) Business Days prior to the Closing Date;
(ii) certified copies of the BVMF Board of Directors resolutions approving and authorizing the execution and consummation of this Agreement and the transactions contemplated hereby; and
(iii) a certificate of the chief executive officer or the chief financial officer of BVMF as contemplated by Sections 7.2(a) and (b) hereof.
ARTICLE III
RESTRICTIONS ON TRANSFERS OF THE SHARES
Section 3.1 General Restrictions During Restricted Period. Each Party agrees that from the Closing Date until February 27, 2012 or as terminated pursuant to Section 3.2 or Sections 6.5(a) or 6.5(b), as applicable, (the “Restricted Period”), without the prior written consent of the other Party, such Party will not, and will cause its Subsidiaries to not, directly or indirectly, sell, transfer, encumber, assign, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly (each such transaction, a “Transfer”), (x) in the case of CME Group, any interest in the BVMF Common Shares owned by CME Group as of the Closing Date; and (y) in the case of BVMF, any interest in the CME Group Class A Common Stock owned by BVMF as of the Closing Date (including the CME Group Shares acquired pursuant to this Agreement); provided, however, that such Party and its Subsidiaries may at any time Transfer all or a portion of such shares to (A) the other Party pursuant to a self-tender offer or otherwise or (B) any wholly-owned Subsidiary of such Party; provided that such Subsidiary agrees in writing to be bound by the restrictions set forth in this Article III and to re-Transfer such shares back to CME Group or BVMF, as the case may be, prior to the date, if any, that such Subsidiary ceases to be a wholly-owned Subsidiary of such Party.

Section 3.2 Termination of Transfer Restrictions upon Occurrence of a Designated Event. Notwithstanding anything in this Agreement to the contrary, upon the occurrence of a Designated Event as to a Party during the Restricted Period, the other Party shall have the right to, or to cause any Subsidiary to, Transfer all or a portion of its BVMF Common Shares or shares of CME Group Class A Common Stock, as applicable, free from any and all limitations on transfer under this Agreement, and the other Party agrees that in such event it will not take any action, the purpose of which is to interfere with any such Transfer.
(a) For purposes of this Agreement, a “Designated Event” as to a Party shall be deemed to have occurred:
(i) upon the consummation of a transaction (whether by merger, consolidation, stock purchase, recapitalization, reorganization, redemption, issuance of capital stock or otherwise), whether in a single transaction or a series of related transactions that are consummated contemporaneously (or consummated pursuant to contemporaneous agreements), pursuant to which (A) any Person or “group” (as such term is used for purposes of Section 13(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of Equity Securities of such Party representing fifty percent (50%) or more of the voting power of all of the then outstanding Equity Securities of such Party or (B) any Person or “group” (as such term is used for purposes of Section 13(d) of the Exchange Act), other than such Party or a wholly-owned Subsidiary of such Party, acquires assets constituting fifty percent (50%) or more of the assets of such Party and its Subsidiaries on a consolidated basis; provided, however that a transaction will not be deemed to involve a Designated Event if (1) such Party becomes a direct or indirect wholly-owned Subsidiary of a holding company and (2)(A) the direct or indirect holders of the voting Equity Securities of such holding company immediately following that transaction are substantially the same as the holders of such Party’s voting Equity Securities immediately prior to such transaction or (B) immediately following such transaction no Person or group (other than a holding company satisfying the requirements of this sentence) is the Beneficial Owner, directly or indirectly, of Equity Securities of such holding company representing fifty percent (50%) or more of the voting power of all of the then outstanding Equity Securities of such holding company; or
(ii) if, during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of such Party, and any new director whose election by the Board of Directors of such Party or nomination for election by the security holders of such Party was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.
(b) In addition to the Designated Events described in Section 3.2(a), during the Restricted Period, each of CME Group and BVMF shall have the right to Transfer a number of BVMF Common Shares or CME Group Class A Common Stock, as the case may be, sufficient to reduce its respective holdings of BVMF Common Shares or CME Group Class A Common Stock to an amount compatible with CME Group’s and BVMF’s respective retained earnings and capital surplus for purposes of compliance with the provisions of Brazilian Corporate Law on crossholdings.
Section 3.3 Restricted Securities.
(a) CME Group hereby acknowledges and agrees that the certificates for the BVMF Common Shares owned by it, if issued, shall bear a legend in Portuguese for purposes of Article 40 of the Brazilian Corporate Law stating that such BVMF Common Shares are subject to certain restrictions on transfer set forth in this Agreement.
(b) When the BVMF Common Shares owned by CME cease to be subject to any restrictions on transfer set forth in this Agreement, BVMF shall, upon the written request of CME Group, issue new certificates or other instruments representing such BVMF Common Shares, which shall not contain the legend in Section 3.3(a) and shall instruct BVMF’s transfer agent to make any necessary notations in the share register of BVMF to reflect the removal of such legend; provided CME Group surrenders to BVMF the previously issued certificates or other instruments, if any.
(c) BVMF hereby acknowledges and agrees that, in addition to the restrictions on transfers of the shares of CME Group Class A Common Stock owned by BVMF contained in this Agreement, the CME Group Shares will not be, and the other shares of CME Group Class A Common Stock owned by BVMF have not been, registered under the Securities Act and may not be offered or sold except pursuant to a registration statement or an exemption from the registration requirements of the Securities Act. BVMF further acknowledges and agrees that the certificates for the CME Group Shares and the other shares of CME Group Class A Common Stock owned by BVMF, if issued, shall bear a legend in English as follows, and CME Group’s transfer agent shall be instructed to annotate in the share register book of CME Group as a Lien to the CME Group Shares and the other shares of CME Group Class A Common Stock owned by BVMF:
(i)	THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY FOREIGN JURISDICTION. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.
(ii)	THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS SET FORTH IN THE SHARE PURCHASE AND INVESTOR RIGHTS AGREEMENT, DATED AS OF JUNE 22, 2010, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF CME GROUP INC.

SUCH AGREEMENT PROVIDES, AMONG OTHER THINGS, FOR CERTAIN RESTRICTIONS ON THE SALE, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. ANY SALE, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN VIOLATION OF SUCH AGREEMENT SHALL BE NULL AND VOID.
(d) In the event that any of the shares of CME Group Class A Common Stock held by BVMF (i) become registered under the Securities Act or (ii) are eligible to be transferred without restriction in accordance with Rule 144 or another exemption from registration under the Securities Act (other than Rule 144A), CME Group shall, upon the written request of BVMF, issue new certificates or other instruments representing such shares of CME Group Class A Common Stock, which shall not contain the legend in Section 3.3(c)(i) and shall instruct its transfer agent to make any necessary notations in the share register book of CME Group to reflect the removal of such legend; provided BVMF surrenders to CME Group the previously issued certificates or other instruments, if any, together, in the case of clause (ii) of this Section 3.3(d), with a customary representation letter or opinion of counsel regarding BVMF’s eligibility to sell under Rule 144 or such other exemption. When the shares of CME Group Class A Common Stock owned by BVMF cease to be subject to any restrictions on transfer set forth in this Agreement, CME Group shall, upon the written request of BVMF, issue new certificates or other instruments representing such shares, which shall not contain the legend in Section 3.3(c)(ii) and shall instruct its transfer agent to make any necessary notations in the share register book of CME Group to reflect removal of such legend; provided BVMF surrenders to CME Group the previously issued certificates or other instruments, if any.
Section 3.4 Registration Rights.
(a) On or prior to the date of expiration of the Restricted Period, CME Group shall file with the SEC a registration statement under the Securities Act on Form S-3 (or any successor short form registration involving a similar amount of disclosure; or if then ineligible to use any such form, then any other available form of registration statement) for a public offering of the shares of CME Group Class A Common Stock owned by BVMF as of the Closing Date (including the CME Group Shares acquired pursuant to this Agreement) (the “Registrable Securities”) to be made on a continuous basis pursuant to Rule 415 of the Securities Act (the “Registration Statement”) and cause the Registration Statement to become effective as soon as practicable after filing. If it shall be impracticable for CME Group to file and cause the effectiveness of such Registration Statement prior to the termination of the Restricted Period due to an early termination thereof, then CME Group shall file and cause the effectiveness of such Registration Statement as promptly as practicable after such early termination of the Restricted Period.
(b) Whenever required to effect the registration of any Registrable Securities, CME Group shall:
(i) cause the Registration Statement to remain effective until the earlier of (A) the date when all Registrable Securities covered by the

Registration Statement have been sold pursuant to an effective Registration Statement under the Securities Act or (B) the date all the Registrable Securities are capable of being sold pursuant to Rule 144 under the Securities Act (or any similar provision then in force) without limitation thereunder on volume or manner of sale;
(ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus (including any prospectus supplement) used in connection therewith (the “Prospectus”) and take all other actions as may be reasonably necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement;
(iii) furnish to BVMF such number of copies of the applicable Registration Statement and each such amendment and supplement thereto (including in each case all exhibits) and of the Prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them;
(iv) give written notice to BVMF:
(1) when any Registration Statement filed pursuant to Section 3.4 or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Exchange Act) and when such Registration Statement or any post-effective amendment thereto has become effective;
(2) of any request by the SEC for amendments or supplements to any Registration Statement or the Prospectus or for additional information;
(3) of the occurrence of any of the events described in Sections 3.4(c)(i)(1) and (2); and
(4) of the receipt by CME Group of any written notification from a Governmental Authority with respect to the suspension of the qualification of the CME Group Class A Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
(v) use commercially reasonable efforts to cause all such Registrable Securities to be listed on each national securities exchange on which the CME Group Class A Common Stock is then listed; and
(vi) if requested by BVMF, promptly include in a prospectus supplement or amendment such information as BVMF may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after CME Group has received such request.
(c) Suspensions.
(i) CME Group may, by giving notice to BVMF (a “Deferral Notice”), suspend the availability of the Registration Statement and the related Prospectus:
(1) upon the issuance by the SEC of a stop order suspending the effectiveness of the Registration Statement or the initiation of proceedings with respect to the Registration Statement under Section 8(d) or 8(e) of the Securities Act,
(2) if the Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus forming a part of the Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (including, in any such case, as a result of the non-availability of financial statements), or
(3) if in the good faith judgment of the CME Group Board of Directors, it would be materially detrimental to CME Group or its securityholders for a registration or underwritten offering under this Section 3.4 to be effected at such time.
(ii) Upon receipt of any Deferral Notice, BVMF agrees that it shall not sell any Registrable Securities pursuant to the Registration Statement (including any related Prospectus) until it receives copies of the supplemented or amended Prospectus provided for in Section 3.4(c)(iv) below and/or is notified of the effectiveness of the post-effective amendment to the Registration Statement provided for in Section 3.4(c)(iv) below, or until it is advised in writing by CME Group that the Prospectus may be used. BVMF agrees to treat the existence of, and facts relating to, any Deferral Notice or any notice pursuant to Section 3.4(b)(iv) as confidential and shall not disclose, and shall cause its officers and directors not to disclose, the existence of, or any facts relating to, any Deferral Notice or any notice pursuant to Section 3.4(b)(iv) to any Person other than to those of BVMF’s officers and directors who need to know such information for purposes of the performance of their duties as officers and directors of BVMF.
(iii) In the case of a suspension pursuant to Section 3.4(c)(i)(1), CME Group shall use commercially reasonable efforts to cause such stop order to be lifted as promptly as practicable.

(iv) In the case of a suspension pursuant to Section 3.4(c)(i)(2), CME Group shall as promptly as practicable prepare and file a post effective amendment to such Registration Statement or a supplement to the related Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post effective amendment to the Registration Statement use commercially reasonable efforts to cause it to be declared effective as promptly as is reasonably practicable.
(v) CME Group shall be entitled to exercise its rights pursuant to this Section 3.4(c) to suspend the availability of a Registration Statement or any Prospectus in connection with developments covered by Section 3.4(c)(i)(3) no more than two (2) times in any calendar year and for no more than an aggregate of one-hundred twenty (120) days. CME Group shall not be required to specify in the related Deferral Notice to BVMF the nature of the developments covered by Section 3.4(c)(i)(3) giving rise to a suspension.
(d) Registration Expenses. In connection with the performance of its obligations under this Section 3.4, CME Group shall pay all fees and disbursements of CME Group’s legal counsel, CME Group’s independent registered public accounting firm and any other Persons retained by CME Group, and any other expenses incurred by CME Group. CME Group and BVMF shall each pay one half of any registration fees under the Securities Act. BVMF shall pay all printing expenses, any discounts, selling commissions and transfer taxes, if any, attributable to the registration or sale of Registrable Securities, as well as the fees and disbursements of counsel to BVMF and any other Persons retained by BVMF, and any other expenses incurred by BVMF.
(e) Indemnity.
(i) CME Group agrees to indemnify BVMF, and each Person, if any, who controls BVMF within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, including BVMF’s officers, directors, employees, agents and representatives, against any and all Losses arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary or final prospectus contained therein or any amendment or supplement thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by CME Group or authorized by it in writing for use by BVMF; or the omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this indemnity shall not apply to any Loss to the extent arising out of any untrue statement or omission made in reliance upon and in conformity with information furnished to CME Group in writing by or on behalf of BVMF expressly for use in the Registration Statement, including any preliminary or final prospectus contained therein or any amendment or supplement thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by CME Group or authorized by it in writing for use by BVMF; and provided further, however, that this indemnity shall not apply to any Loss to the extent that any such untrue statement or omission is corrected in an amendment to the Registration Statement or an amendment or supplement to the Prospectus, or any document incorporated by reference therein, and BVMF fails to deliver such amendment or supplement to the Person asserting such Loss after CME Group had furnished BVMF with a sufficient number of copies of the same, or if BVMF received written notice from CME Group of the existence of such untrue statement or omission and BVMF continued to dispose of Registrable Securities prior to the receipt by BVMF of an amendment or supplement that corrected such untrue statement or omission or a notice from CME Group that the use of the existing Prospectus may be resumed.
(ii) In connection with any Registration Statement in which BVMF is participating by registering Registrable Securities, BVMF agrees to indemnify CME Group, and each Person, if any, who controls CME Group within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, including CME Group’s officers, directors, employees, agents and representatives, against any and all Losses described in the indemnity contained in Section 3.4(e)(i) but only with respect to any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary or final prospectus contained therein or any amendment or supplement thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by CME Group or authorized by it in writing for use by BVMF; or the omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; but only to the extent made in reliance upon and in conformity with information furnished in writing to CME Group by or on behalf of BVMF expressly for use therein.
(iii) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought under this Section 3.4, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not prejudiced as a result thereof. In case any such action shall be brought against any indemnified party, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under this Section 3.4 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution is sought under this Section 3.4(e) (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim. No indemnified party shall, without the prior written consent of the indemnifying party, effect any settlement of any commenced or threatened litigation, investigation, proceeding or claim in respect of which any indemnification is sought hereunder.
(iv) If the indemnification provided for in this Section 3.4(e) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any Losses referred to in this Section 3.4(e), the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
(v) The obligations of CME Group and BVMF under this Section 3.4(e) shall survive the completion of any offering of Registrable Securities pursuant to any Registration Statement under this Agreement.
(f) In connection with any Registration Statement in which BVMF is participating by registering Registrable Securities, BVMF shall (i) furnish to CME Group such information regarding itself, its relationship to CME Group and its Affiliates, the CME Group Common Stock Beneficially Owned by it, the Registrable Securities held by it, and the intended method of disposition, if any, of such securities as is required to be included under the Securities Act in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto), (ii) comply with the prospectus delivery requirements under the Securities Act in connection with the sale or other distribution of Registrable Securities pursuant to the Registration Statement and (iii) report to CME Group all sales or other distributions of Registrable Securities pursuant to the Registration Statement. The inclusion of BVMF’s Registrable Securities in the Registration Statement is subject to the receipt of the information specified in Section 3.4(f)(i).
(g) Rule 144 Reporting. With a view to making available to BVMF the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable

Securities to the public without registration, CME Group agrees to use commercially reasonable efforts to:
(i) make available adequate current public information with respect to CME Group, as contemplated by Rule 144(c)(1) under the Securities Act, at all times after the termination of the Restricted Period; and
(ii) so long as BVMF owns any Registrable Securities, furnish to BVMF forthwith upon request: a written statement by CME Group as to its compliance with the current public information requirements of Rule 144 under the Securities Act; a copy of the most recent annual or quarterly report of CME Group; and such other reports and documents as BVMF may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.
Section 3.5 No Sale During Blackout Periods.
(a) Notwithstanding anything in this Agreement to the contrary, for so long as a BVMF Designated Director is serving as a member of the CME Group Board of Directors, BVMF agrees that it shall not Transfer any Equity Security of CME Group, whether pursuant to Rule 144 under the Securities Act, under the Registration Statement (including any related Prospectus) or otherwise, during any blackout periods under CME Group’s securities law compliance policies applicable to all members of the CME Group Board of Directors, including the regular quarterly blackout periods surrounding CME Group’s earnings releases.
(b) Notwithstanding anything in this Agreement to the contrary, for so long as a CME Group Designated Director is serving as a member of the BVMF Board of Directors, CME Group agrees that it shall not Transfer any Equity Security of BVMF during any blackout periods under CVM’s Regulation No. 358/02 or under BVMF’s compliance policies applicable to all members of the BVMF Board of Directors, including the regular quarterly blackout periods surrounding BVMF’s earnings releases.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BVMF
Except as otherwise specifically disclosed or identified in the BVMF CVM Documents filed since December 31, 2008 (excluding any risk factor disclosure contained in the BVMF CVM Documents and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are predictive or forward-looking in nature) or in the disclosure schedules (the “BVMF Disclosure Schedules”) delivered to CME Group by BVMF prior to the execution of this Agreement (with specific reference to the representations and warranties in this Article IV to which the information in such letter relates), BVMF represents and warrants to CME Group as follows:
Section 4.1 Corporate Existence and Power. BVMF (x) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (y) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (z) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the Condition of BVMF. BVMF has the power and authority to execute, deliver and perform its obligations under this Agreement and each Ancillary Agreement. No jurisdiction, other than those in which BVMF is duly qualified, has claimed in writing that BVMF is required to qualify as a foreign corporation or other entity therein, and BVMF does not file any franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom. BVMF has made available to CME Group true, correct and complete copies of its Organizational Documents, as amended and in effect on the date of this Agreement.
Section 4.2 Authorization; No Contravention. Assuming all of the filings, consents and approvals set forth in Section 4.3 have been made or obtained, the execution, delivery and performance by BVMF of this Agreement and each Ancillary Agreement and the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary action of BVMF, (ii) do not contravene the terms of the Organizational Documents of BVMF, (iii) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any Lien under, any Contractual Obligation of BVMF or its Subsidiaries or any material Requirement of Law applicable to BVMF or its Subsidiaries and (iv) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, “Orders”) of any Governmental Authority against, or binding upon, BVMF or its Subsidiaries or any of their respective assets or properties. On April 20, 2010, BVMF duly convened and held an extraordinary meeting of the shareholders of BVMF (the “Extraordinary Shareholders Meeting”) at which the shareholders of BVMF approved the purchase by BVMF of the CME Group Shares as contemplated by this Agreement (the “BVMF Shareholder Approval”). The receipt of the BVMF Shareholder Approval is the only vote of the holders of Equity Securities of BVMF necessary to approve this Agreement and the transactions contemplated hereby. A true and complete copy of the minutes of the Extraordinary Shareholders Meeting containing the BVMF Shareholder Approval have been delivered to CME Group. BVMF has (i) filed the minutes of the Extraordinary Shareholders Meeting with the São Paulo Registry of Commerce and the CVM, and (ii) publish such minutes in the Official Gazette and in the Jornal Valor Econômico. As soon as such minutes were registered, the official certification of such registration was also published in the same manner. All publications were then filed with the São Paulo Registry of Commerce.
Section 4.3 Governmental Authorization; Third Party Consents. Except for (i) the consent of the Conselho Administrativo de Defesa Econômica, the Secretaria de Direito Econômico — SDE, and Secretaria de Acompanhamento Econômico — SEAE (collectively, “CADE”), (ii) the approval of the Technology Agreement by the National Institute of Industrial Property (the “INPI”) and (iii) any required filings, consents or approvals under the HSR Act, no approval, consent, compliance, exemption, authorization, qualification, registration or other action by, or notice to, or filing with, any Governmental Authority with jurisdiction or supervision over BVMF or its Subsidiaries or any other Person is necessary or required to be made or obtained in connection with the execution, delivery or performance by, or enforcement against, BVMF of this Agreement, each Ancillary Agreement or the transactions contemplated hereby or thereby.
Section 4.4 Binding Effect. This Agreement has been duly executed and delivered by BVMF. Each of the Ancillary Agreements will be duly executed and delivered by BVMF concurrently with the Closing. This Agreement constitutes, and upon execution and delivery by BVMF, each Ancillary Agreement will constitute, the legal, valid and binding obligations of BVMF, enforceable against BVMF in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).
Section 4.5 Litigation. There is no Claim pending or, to the knowledge of BVMF, threatened, at law, in equity, in arbitration or before any Governmental Authority against BVMF seeking to enjoin or restrain the execution, delivery or performance of this Agreement or any of the Ancillary Agreements, other than any such Claims that have not materially impaired, and would not reasonably be expected to materially impair, the ability of BVMF to perform its obligations under this Agreement or any Ancillary Agreement or to consummate the transactions contemplated hereby and thereby. No Order has been issued by any Governmental Authority against BVMF purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the Ancillary Agreements.
Section 4.6 Accredited Investor; Disclosure of Information. BVMF is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act. BVMF is acquiring the CME Group Shares solely for its own account for investment with no present intention to distribute any of the CME Group Shares to any Person in violation of the Securities Act or any other applicable securities Laws and will not transfer any of the CME Group Shares except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws. BVMF represents that it has been given access to all information that it considers necessary or appropriate for deciding whether to purchase the CME Group Shares. BVMF further represents that it has had an opportunity to ask questions and receive answers from CME Group regarding the business, operations, financial condition, assets, liabilities and other matters relevant to BVMF’s purchase of the CME Group Shares.
Section 4.7 CVM Documents; Financial Statements. Since January 1, 2008, BVMF has filed all reports, schedules, forms, statements and other documents required to be filed with or to any Governmental Authority under applicable CVM and Central Bank of Brazil rules (together with all exhibits, financial statements and schedules thereto and all information incorporated by reference therein, the “BVMF CVM Documents”). As of its respective date (or, if amended, as of the date of the last such amendment), each of the BVMF CVM Documents complied, when filed, in all material respects with the requirements of the statutes, rules and regulations of the CVM and Central Bank of Brazil applicable to such BVMF CVM Documents, and did not, and any BVMF CVM Documents filed with the CVM subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of BVMF (the “BVMF Financial Statements”) included in the BVMF CVM Documents (a) have been prepared from, are in accordance with and accurately reflect, in all material respects, the books and records of BVMF and its Subsidiaries, (b) have been prepared in accordance with Brazilian GAAP applied on a consistent basis throughout the periods presented therein, except as otherwise noted therein, and (c) present fairly, in all material respects, the financial position, results of operations, shareholders’ equity, cash flows and value added of BVMF and its Subsidiaries for the respective periods indicated.
Section 4.8 No Material Adverse Change. Since December 31, 2009, there has not been any material adverse change in the Condition of BVMF, other than adverse changes occurring as a result of general economic, market or industry conditions which do not have a disproportionate effect on BVMF or its Subsidiaries as compared to other persons in the industry in which BVMF and its Subsidiaries conduct business.
Section 4.9 Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by BVMF or any of its Subsidiaries in connection with the transactions contemplated by this Agreement and by any Ancillary Agreement based on any agreement, arrangement or understanding with BVMF or any of its Subsidiaries or any action taken by any such Person.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF CME GROUP
Except as otherwise specifically disclosed or identified in the CME Group SEC Documents filed since December 31, 2008 (excluding any risk factor disclosure contained in the CME Group SEC Documents and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are predictive or forward-looking in nature) or in the disclosure schedules (the “CME Group Disclosure Schedules”) delivered to BVMF by CME Group prior to the execution of this Agreement (with specific reference to the representations and warranties in this Article V to which the information in such letter relates), CME Group represents and warrants to BVMF as follows:
Section 5.1 Corporate Existence and Power. Each of CME Group and each of the Covered Subsidiaries (x) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (y) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (z) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the Condition of CME Group. CME Group and CME have the power and authority to execute, deliver and perform their respective obligations under this Agreement and each of the Ancillary Agreements to which it will be a party, as applicable. No jurisdiction, other than those in which CME Group or its Covered Subsidiaries are duly qualified, has claimed in writing that either CME Group or any of its Covered Subsidiaries, as the case may be, is required to qualify as a foreign corporation or other entity therein, and neither CME Group nor any of its Covered Subsidiaries files any franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom. CME Group has made available to BVMF true, correct and complete copies of its Organizational Documents, as amended and in effect on the date of this Agreement.
Section 5.2 Authorization; No Contravention. Assuming all of the filings, consents and approvals set forth in Section 5.3 have been made or obtained, the execution, delivery and performance by CME Group of this Agreement and by CME Group or CME of each Ancillary Agreement to which it is a party and the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary action of CME Group and CME, (ii) do not contravene the terms of the Organizational Documents of CME Group or CME, (iii) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any Lien under, any Contractual Obligation of CME Group or any Covered Subsidiary or any material Requirement of Law applicable to CME Group or any Covered Subsidiary and (iv) do not violate any Order of any Governmental Authority against, or binding upon, CME Group or any Covered Subsidiary or any of their respective assets or properties.
Section 5.3 Governmental Authorization; Third Party Consents. Except for (i) the consent of the CADE, (ii) the approval of the Technology Agreement by the INPI and (iii) any required filings, consents or approvals under the HSR Act, no approval, consent, compliance, exemption, authorization, qualification, registration or other action by, or notice to, or filing with, any Governmental Authority with jurisdiction or supervision over CME Group or its Subsidiaries or any other Person is necessary or required to be made or obtained in connection with the execution, delivery or performance by, or enforcement against, CME Group or its Subsidiaries of this Agreement and the Ancillary Agreements or the transactions contemplated hereby or thereby, as applicable.
Section 5.4 Binding Effect. This Agreement has been duly executed and delivered by CME Group. Each of the Ancillary Agreements will be duly executed and delivered by CME Group or CME, as applicable, concurrently with the Closing. This Agreement constitutes, and upon execution and delivery by CME Group or CME, as applicable, each of the Ancillary Agreements will constitute, the legal, valid and binding obligation of CME Group or its applicable Subsidiary, as the case may be, enforceable against CME Group or its applicable Subsidiary, as the case may be, in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).
Section 5.5 Litigation. There is no material Claim pending or, to the knowledge of CME Group, threatened, at law, in equity, in arbitration or before any Governmental Authority against CME Group or any of its Subsidiaries. The forgoing includes any Claims seeking to enjoin or restrain the execution, delivery or performance of this Agreement or any of the Ancillary Agreements, other than any such Claims that have not materially impaired, and would not reasonably be expected to materially impair, the ability of

CME Group or CME, as applicable, to perform its obligations under this Agreement or any Ancillary Agreement or to consummate the transactions contemplated hereby and thereby. No Order has been issued by any Governmental Authority against CME Group purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the Ancillary Agreements.
Section 5.6 Compliance with Laws; Permits.
(a) CME Group and its Subsidiaries are in compliance in all material respects with all Requirements of Law and all Orders of any Governmental Authority against CME Group and such Subsidiaries.
(b) Except as would not reasonably be expected to have a material adverse effect on the Condition of CME Group, (i) each of CME Group and each of the Covered Subsidiaries has all Permits that are necessary in order for it to own or lease its properties and assets and conduct its business as currently conducted; (ii) such Permits are in full force and effect; (iii) to the knowledge of CME Group, no material suspension or cancellation of such Permits is threatened and (iv) no violations are or have been recorded in respect of any Permit.
Section 5.7 Capitalization.
(a) As of the date of this Agreement, the authorized capital stock of CME Group consists of (i) 1,000,000,000 shares of CME Group Class A Common Stock; (ii) 3,138 shares of Class B Common Stock, par value $0.01 per share (the “CME Group Class B Common Stock” and, together with the CME Group Class A Common Stock, the “CME Group Common Stock”), of which 625 shares have been designated as Class B-1 Common Stock, 813 shares have been designated as Class B-2 Common Stock, 1,287 shares have been designated as Class B-3 Common Stock and 413 shares have been designated as Class B-4 Common Stock; and (iii) 10,000,000 shares of Preferred Stock, par value $0.01 per share (the “CME Group Preferred Stock”), of which 140,000 shares have been designated as Series A Junior Participating Preferred Stock.
(b) At the close of business on June 16, 2010, (i) 65,699,160 shares of CME Group Class A Common Stock were issued and outstanding; (ii) 3,138 shares of CME Group Class B Common Stock were issued and outstanding as follows: (A) 625 shares of Class B-1 Common Stock were issued and outstanding, (B) 813 shares of Class B-2 Common Stock were issued and outstanding, (C) 1,287 shares of Class B-3 Common Stock were issued and outstanding and (D) 413 shares of Class B-4 Common Stock were issued and outstanding; (iii) no shares of CME Group Preferred Stock were issued and outstanding; and (iv) 9,565,000 shares of CME Group Class A Common Stock were reserved for issuance pursuant to CME Group’s equity or equity-based compensation plans. All shares of CME Group Common Stock outstanding as of the date of this Agreement are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance in all material respects with applicable Laws. As of the date hereof, there are no declared or accrued but unpaid dividends or distributions with respect to any shares of CME Group Common Stock.

(c) On the Closing Date, the CME Group Shares shall be duly authorized and, when delivered to BVMF and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will be free and clear of all Liens, other than any Liens created by BVMF and the restrictions on Transfer created by this Agreement or arising under the Securities Act or other applicable Law.
Section 5.8 SEC Documents; Financial Statements; Undisclosed Liabilities.
(a) Since January 1, 2008, CME Group has timely filed or furnished, as applicable, all reports, registrations, schedules, forms, statements and other documents required to be filed or furnished with or to the SEC (together with all exhibits, financial statements and schedules thereto and all information incorporated by reference therein, the “CME Group SEC Documents”). As of its respective date (or, if amended, as of the date of the last such amendment), each of the CME Group SEC Documents complied, when filed or furnished, in all material respects with the requirements of the Securities Act or Exchange Act as applicable to such CME Group SEC Documents, and did not, and any CME Group SEC Documents filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of CME Group (the “CME Group Financial Statements”) included in the CME Group SEC Documents (a) have been prepared from, are in accordance with and accurately reflect, in all material respects, the books and records of CME Group and its Subsidiaries, (b) have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods presented therein, except as otherwise noted therein, and (c) present fairly, in all material respects, the financial position, results of operations, shareholders’ equity and cash flows of CME Group and its Subsidiaries for the respective periods indicated.
(b) CME Group and its Subsidiaries do not have any Liabilities of a nature required to be set forth or reflected in a balance sheet prepared in accordance with U.S. GAAP, other than (x) Liabilities fully and adequately reflected in or reserved against, or the object of management explanatory notes in the CME Group Financial Statements, (y) Liabilities incurred since March 31, 2010 in the ordinary course of business consistent with past practice and (z) Liabilities that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Condition of CME Group.
Section 5.9 No Material Adverse Change. Since December 31, 2009, there has not been any material adverse change in the Condition of CME Group, other than adverse changes occurring as a result of general economic, market or industry conditions which do not have a disproportionate effect on CME Group or its Subsidiaries as compared to other persons in the industry in which CME Group and its Subsidiaries conduct business.
Section 5.10 Taxes. Except as specifically disclosed or identified in the CME Group Financial Statements, (a) CME Group and its Subsidiaries have timely filed or caused to be filed all material Tax Returns that they are required to file on and through the date hereof (including all applicable extensions), and all such material Tax Returns are accurate and complete; (b) CME Group and its Subsidiaries have paid in full, or adequate provision has been made on the CME Group Financial Statements (in accordance with U.S. GAAP) for, all material Taxes with respect to periods ending on or before the date of the CME Group Financial Statements; (c) with respect to all Tax Returns of CME Group and its Subsidiaries, (i) there is no material unpaid Tax deficiency proposed in writing against CME Group or its Subsidiaries and (ii) no audit is in progress with respect to any material Tax Returns, no extension of time is in force with respect to any date on which any material Tax Returns were or are to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any material Tax; (d) CME Group and its Subsidiaries have paid in full or made adequate provision on its books and records for all material Taxes with respect to periods ending after the date of the most recent CME Group Financial Statements through the date hereof; and (e) there are no Liens for material Taxes on the assets of CME Group and its Subsidiaries, other than Liens for Taxes not yet due and payable.
Section 5.11 Regulatory Matters. No material change is required in CME Group’s or any of its Subsidiaries’ processes, properties or procedures to comply with any rules or regulations of the CFTC in effect on the date hereof or enacted as of the date hereof and scheduled to be effective after the date hereof, and neither CME Group nor any of its Covered Subsidiaries has received any written notice or written communication of any material noncompliance with any rules or regulations of the CFTC.
Section 5.12 Broker’s, Finder’s or Similar Fees. No Person is entitled to any brokerage commissions, finder’s fees or similar fees or commissions payable by CME Group or any of its Subsidiaries in connection with the transactions contemplated by this Agreement and by any Ancillary Agreement based on any agreement, arrangement or understanding with CME Group or any of its Subsidiaries or any action taken by any such Person.
ARTICLE VI
COVENANTS
Section 6.1 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each Party hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Requirements of Law to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Ancillary Agreements.
Section 6.2 Regulatory Approvals.
(a) Subject to the terms and conditions of this Agreement, each of the Parties hereto shall (i) use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the transactions contemplated by this Agreement, including cooperating and consulting with each other and using commercially reasonable efforts to prepare and file as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents necessary to consummate the transactions contemplated by this Agreement or any of the

Ancillary Agreements, and (ii) use commercially reasonable efforts to obtain, or cause to be obtained, all consents, authorizations and approvals from all Governmental Authorities required to be obtained by such Party or any of its Affiliates, in each case in connection with this Agreement or the Ancillary Agreements, or the consummation of the transactions contemplated hereby or thereby. In furtherance and not in limitation of the foregoing, each of the Parties hereto shall (i) make or cause to be made the filings required of such Party under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and with CADE with respect to the transactions contemplated by this Agreement as promptly as practicable after the date of this Agreement, (ii) comply at the earliest practicable date with any request under the HSR Act or by CADE for additional information, documents or other materials received by such Party from the U.S. Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice, CADE or by any other Governmental Authority in respect of such filings or such transactions, and (iii) act in good faith and reasonably cooperate with the other Party in connection with any such filings (including, if requested by the other Party, to accept all reasonable additions, deletions or changes suggested by the other Party in connection therewith, unless there is a reasonable objection thereto) and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Authority under the HSR Act and any other Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, the “Antitrust Laws”) with respect to any such filing or any such transaction. To the extent not prohibited by applicable Law, each Party shall use its commercially reasonable efforts to furnish to the other Party all information required for any application or other filing to be made pursuant to any applicable Law in connection with the transactions contemplated by this Agreement or any Ancillary Agreement. Each Party shall give the other Party reasonable prior notice of any communication with, and any proposed understanding, undertaking or agreement with, any Governmental Authority regarding any such filings or any such transaction. The Parties hereto agree that both CME Group and BVMF shall be represented at all in person meetings and in all substantive conversations with any Governmental Authority regarding the matters set forth in this Section 6.2(a), except if, and to the extent, that any Governmental Authority objects to any Party’s being represented at any such meeting or in any such conversation. The Parties hereto will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party hereto in connection with proceedings under or relating to the HSR Act and the other Antitrust Laws. The filing fees associated with the filings under the HSR Act and with CADE and any other similar filings required in any other jurisdictions shall be paid by BVMF. Each of CME Group and BVMF will request early termination of the waiting period with respect to the transactions contemplated by this Agreement under the HSR Act.
(b) Notwithstanding anything to the contrary in Section 6.2(a), neither CME Group nor BVMF or any of their respective Subsidiaries shall be required to take any action required under Section 6.2(a) that, individually or in the aggregate, would reasonably be expected to result in (A) a material adverse diminution in the benefits expected to be derived from the transactions contemplated by this Agreement and the Ancillary Agreements or (B) any adverse effect that is not de minimis on the business of either CME Group (or any of its Subsidiaries) or BVMF (or any of its Subsidiaries), respectively, following the Closing; provided that the imposition of any limitation on, or any required change in, the market practices or structure of either CME Group (or any of its Subsidiaries) or BVMF (or any of its Subsidiaries),

respectively, or any requirement to license or sell any assets of either CME Group (or any of its Subsidiaries) or BVMF (or any of its Subsidiaries), respectively, shall in no event be deemed to be de minimis (any such action described in clause (A) or (B), a “Burdensome Condition”).
Section 6.3 Publicity. Neither of the Parties or their respective Affiliates or advisors shall issue or cause the publication of any press release or other announcement with respect to the transactions contemplated by this Agreement without prior consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed, except as may be required by Law or by any listing agreement with a national securities exchange or trading market, in which case the other Party shall have the right to review (to the extent practicable) such press release or announcement prior to publication.
Section 6.4 Director Designation Rights.
(a) CME Group Designated Director. CME Group hereby designates Craig Donohue, who is currently a member of the BVMF Board of Directors, as the initial CME Group Designated Director. Following the Closing, so long as a CME Group Designee Termination Event shall not have occurred, (i) BVMF shall, subject to the fiduciary duties of the BVMF Board of Directors, use its best efforts to include the CME Group Designated Director on the slate of directors for election to the BVMF Board of Directors at each regular or extraordinary general meeting of the shareholders of BVMF and in each action by written consent executed in lieu of such a meeting at which directors are to be elected, and at any such election, BVMF shall, through the BVMF Board of Directors, recommend to the shareholders of BVMF that they vote their voting Equity Securities in favor of the CME Group Designated Director, and (ii) if a vacancy is created on the BVMF Board of Directors by reason of the incapacity, death, removal or resignation of the CME Group Designated Director, then CME Group shall designate a new CME Group Designated Director who BVMF shall cause to be appointed to fill such vacancy, subject to the rights of shareholders set forth in the Organizational Documents of BVMF and under applicable Law. In connection with an election at a regular general meeting of the shareholders of BVMF, CME Group shall provide notice to BVMF of the proposed CME Group Designated Director to be nominated for election at such meeting not less than sixty (60) days before the anniversary date of BVMF’s call notice released to its shareholders in connection with the prior year’s general meeting. In connection with an election at a meeting of shareholders other than regular general meeting, CME Group shall provide notice to BVMF of the proposed CME Group Designated Director to be nominated for election at such meeting promptly following notice to CME from BVMF that BVMF intends to call such meeting.
(b) BVMF Designated Director.
(i) CME Group shall use its best efforts to cause the CME Group Board of Directors to increase the size of the CME Group Board of Directors and have, concurrently with the Closing (or as promptly as practicable following the Closing if the individual selected by BVMF to serve as the BVMF Designated Director is a person other than BVMF’s Chairman or Chief Executive Officer), the BVMF Designated Director appointed to the CME Group Board of Directors for a term ending at CME Group’s 2011 annual meeting of shareholders. The initial BVMF Designated Director to be appointed to the CME Group Board of Directors concurrently with the Closing shall be designated by BVMF at least three Business Days prior to the Closing Date.
(ii) Following the Closing, so long as a BVMF Designee Termination Event shall not have occurred, (i) CME Group shall, subject to the fiduciary duties of the CME Group Board of Directors, use its best efforts to include the BVMF Designated Director on the slate of directors for election to the CME Group Board of Directors at each annual or special meeting of the shareholders of CME Group at which the BVMF Designated Director is to be elected, and at any such election, CME Group shall, through the CME Group Board of Directors, recommend to the shareholders of CME Group that they vote their voting Equity Securities in favor of the BVMF Designated Director, and (ii) if a vacancy is created on the CME Group Board of Directors by reason of the incapacity, death, removal or resignation of the BVMF Designated Director, then BVMF shall designate a new BVMF Designated Director who CME Group shall cause to be appointed to fill such vacancy, subject to the rights of shareholders set forth in the Organizational Documents of CME Group and under applicable Law. In connection with an election at an annual meeting of the shareholders of CME Group, BVMF shall provide notice to CME Group of the proposed BVMF Designated Director to be nominated for election at such meeting not less than sixty (60) days before the anniversary date of CME Group’s proxy statement released to its shareholders in connection with the prior year’s annual meeting. In connection with an election at a meeting of shareholders other than an annual meeting, BVMF shall provide notice to CME Group of the proposed BVMF Designated Director to be nominated for election at such meeting promptly following notice to BVMF from CME Group that CME Group intends to call such meeting.
(c) D&O Insurance. Each of CME Group and BVMF shall use commercially reasonable efforts to maintain directors’ and officers’ insurance (or similar liability insurance) covering the BVMF Designated Director and the CME Group Designated Director (as applicable), and the amount of such insurance and the terms and conditions thereof shall be no less favorable than those available to any other member of the CME Group Board of Directors or the BVMF Board of Directors, as the case may be. CME Group shall indemnify and hold harmless and provide advancement of expenses to the BVMF Designated Director to the same extent any other member of the CME Group Board of Directors is indemnified and held harmless or has the right to advancement of expenses pursuant to the CME Group Organizational Documents. BVMF shall indemnify and hold harmless and provide advancement of expenses to the CME Group Designated Director to the same extent any other member of the BVMF Board of Directors is indemnified and held harmless or has the right to advancement of expenses pursuant to the BVMF Organizational Documents.
Section 6.5 Termination of Designation Rights.
(a) CME Group’s director designation rights pursuant to Section 6.4(a) and the Transfer restrictions pursuant to Section 3.1 with respect to shares of CME Group

Class A Common Stock owned by BVMF shall terminate, at BVMF’s election, if any of the following events shall have occurred (each, a “CME Group Designee Termination Event”):
(i) CME Group ceases to Beneficially Own at least (A) sixty percent (60%) of the shares of common stock, no par value, of BVMF (the “BVMF Common Shares”) Beneficially Owned by CME Group immediately following the Closing or (B) two percent (2%) of the total outstanding BVMF Common Shares on a Fully Diluted Basis;
(ii) a Designated Event shall have occurred with respect to CME Group, except that for purposes of this Section 6.5, references to fifty percent (50%) in the definition of Designated Event shall be reduced to thirty percent (30%);
(iii) CME Group is in breach of Section 6.8 of this Agreement;
(iv) CME Group is in material breach of the Strategic Partnership Agreement, and such breach has not been cured, or is incapable of being cured, within thirty (30) Business Days after written notice by BVMF to CME Group of such breach;
(v) CME is in material breach of the Technology Agreement, and such breach has not been cured, or is incapable of being cured, within thirty (30) Business Days after written notice by BVMF to CME of such breach; or
(vi) CME Group enters into or consummates a BVMF Designated Exchange Transaction with a BVMF Designated Exchange.
(b) BVMF’s director designation rights pursuant to Section 6.4(b) and the Transfer restrictions pursuant to Section 3.1 with respect to BVMF Common Shares owned by CME Group shall terminate, at CME Group’s election, if any of the following events shall have occurred (each, a “BVMF Designee Termination Event”):
(i) BVMF ceases to Beneficially Own at least (A) sixty percent (60%) of the shares of CME Group Class A Common Stock Beneficially Owned by BVMF immediately following the Closing or (B) two percent (2%) of the total outstanding shares of CME Group Class A Common Stock on a Fully Diluted Basis;
(ii) a Designated Event shall have occurred with respect to BVMF, except that for purposes of this Section 6.5, references to fifty percent (50%) in the definition of Designated Event shall be reduced to thirty percent (30%);
(iii) BVMF is in breach of Section 6.8 of this Agreement;

(iv) BVMF is in material breach of the Strategic Partnership Agreement, and such breach has not been cured, or is incapable of being cured, within thirty (30) Business Days after written notice by CME Group to BVMF of such breach;
(v) BVMF is in material breach of the Technology Agreement, and such breach has not been cured, or is incapable of being cured, within thirty (30) Business Days after written notice by CME Group to BVMF of such breach; or
(vi) BVMF enters into or consummates a CME Group Designated Exchange Transaction with a CME Group Designated Exchange.
(c) Each Party’s designation rights under Section 6.4 shall terminate upon any termination of the Strategic Partnership Agreement; provided, however, that if the Strategic Partnership Agreement is terminated by BVMF as a result of CME Group’s material breach of the Strategic Partnership Agreement as set forth in Section 6.5(a)(iv) or by CME Group as a result of BVMF’s material breach of the Strategic Partnership Agreement as set forth in Section 6.5(b)(iv), then only the breaching party’s designation rights under Section 6.4 shall automatically terminate pursuant to this Section 6.5(c).
(d) Each of the BVMF Board of Directors and the CME Group Board of Directors, as applicable, shall give due consideration to any request by the other Party to waive a CME Group Designee Termination Event or BVMF Designee Termination Event, as applicable.
(e) Any election by a Party to terminate the other Party’s designation rights as a result of a designee termination event under this Section 6.5 shall be effective immediately upon receipt of written notice of such election by the other Party, and such other Party shall cause its designated director to immediately submit a written resignation to the CME Group Board of Directors or the BVMF Board of Directors, as applicable.
Section 6.6 Amendment to Master Agreement. At the Closing, CME Group and BVMF shall enter into an amendment to the Master Agreement, in the form attached as Exhibit C hereto (the “Master Agreement Amendment”).
Section 6.7 Ownership of Intellectual Property. In the event (i) this Agreement is terminated pursuant to Section 8.1 and, if as a consequence thereof, the Technology Agreement is terminated pursuant to Section 15.2(e) thereof, or (ii) CME Group causes the rescission of this Agreement in accordance with Section 6.12 following the termination of the Technology Agreement pursuant to Section 15.2(f) thereof , CME Group shall own all intellectual property rights in any new intellectual property created or reduced to practice in the development of the System (as such term is defined under the Technology Agreement), provided that, with respect to intellectual property rights in any Jointly Developed Modules (as such term is defined under the Technology Agreement), CME Group shall not, and shall cause its controlled Affiliates not to, assert against BVMF a claim of intellectual property infringement or misappropriation based on BVMF’s use or exploitation of such intellectual property.

Section 6.8 Standstill. After the Closing, each Party agrees that for so long as such Party maintains its director designation rights pursuant to Section 6.4, without the prior written consent of the other Party, it will not, and will cause its controlled Affiliates not to, (i) make, or in any way participate in, directly or indirectly, any solicitation of proxies to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of the other Party or (ii) make any public announcement with respect to (a) any form of merger, tender or exchange offer, consolidation, business combination, change of control or other similar transaction with respect to the other Party; (b) any request to amend, waive or terminate the provisions of this Section 6.8; or (c) any proposal or other statement inconsistent with the terms of this Section 6.8. Notwithstanding anything to the contrary contained in this Agreement, (i) the sole remedy of BVMF with respect to CME Group’s breach of this Section 6.8 shall be BVMF’s rights (a) to terminate pursuant to Section 6.5(a)(iii) of this Agreement CME Group’s director designation rights under Section 6.4 of this Agreement and (b) to terminate the Strategic Partnership Agreement pursuant to Section 3.2(d) of the Strategic Partnership Agreement and (ii) the sole remedy of CME Group with respect to BVMF’s breach of this Section 6.8 shall be CME Group’s rights (a) to terminate pursuant to Section 6.5(b)(iii) of this Agreement BVMF’s director designation rights under Section 6.4 of this Agreement and (b) to terminate the Strategic Partnership Agreement pursuant to Section 3.2(c) of the Strategic Partnership Agreement.
Section 6.9 Strategic Product Reports.
(a) Within thirty (30) days after the end of each semi-annual period ending June 30 and December 31 of each year until the later of (i) the end of the Restricted Period (as such term is defined in the Technology Agreement) and (ii) the occurrence of a CME Group Designee Termination Event, BVMF shall deliver to CME Group in accordance with Section 10.3 a true and complete list of all Products (or economic equivalents of Products) that generated 1% or more of the BVMF Gross Trading Fees during the trailing twelve (12) month period ended as of the last day of such semi-annual period (each, a “BVMF Strategic Product Report”). For the avoidance of doubt, no Product the revenue with respect to which is excluded from the calculation of BVMF Gross Trading Fees pursuant to the exclusion in clause (iii) of such definition shall be included on any BVMF Strategic Product Report.
(b) Within thirty (30) days after the end of each semi-annual period ending June 30 and December 31 of each year until the later of (i) the end of the Restricted Period (as such term is defined in the Technology Agreement) and (ii) the occurrence of a BVMF Designee Termination Event, CME Group shall deliver to BVMF in accordance with Section 10.3 a true and complete list of all Products (or economic equivalents of Products) that generated 1% or more of the CME Group Gross Trading Fees during the trailing twelve (12) month period ended as of the last day of such semi-annual period (each, a “CME Group Strategic Product Report”). For the avoidance of doubt, no Product the revenue with respect to which is excluded from the calculation of CME Group Gross Trading Fees pursuant to the exclusion in clause (iii) of such definition shall be included on any CME Group Strategic Product Report.
(c) Notwithstanding anything to the contrary in Sections 6.9(a) and (b) above, within thirty (30) days after the end of any fiscal quarter, each of BVMF or CME Group may elect, at its option, to deliver to the other Party in accordance with Section 10.3 a BVMF

Product Report or CME Group Product Report, as the case may be, setting forth a true and complete list of all Products (or economic equivalents of Products) that generated 1% or more of the BVMF Gross Trading Fees or CME Group Gross Trading Fees, as applicable, during the trailing twelve (12) month period ended as of the last day of such fiscal quarter.
Section 6.10 Tax Cooperation. Following the Closing, (i) each Party shall furnish to the other Party copies of official receipts for the payment of withholding Taxes on payments made by a Party to the other Party and its Affiliates, (ii) CME Group shall furnish to BVMF such copies of official receipts for the payment of Taxes by CME Group and its Subsidiaries (or such other evidence of such payment) as BVMF may reasonably request from time to time, (iii) BVMF shall furnish to CME Group such copies of official receipts for the payment of Taxes by BVMF and its Subsidiaries (or such other evidence of such payment) as CME Group may reasonably request from time to time, provided that CME Group meets the share ownership requirement of Section 902(a) of the US Internal Revenue Code of 1986, as amended (the “Code”), with respect to BVMF or otherwise qualifies for “indirect” foreign tax credits in the U.S. with respect to its investment in BVMF, and (iv) each Party shall cooperate with the other Party (including by making knowledgeable personnel reasonably available) and shall furnish such information to the other Party, as such Party may reasonably request from time to time, to enable such Party to claim credits for Taxes paid by a Party and its Subsidiaries, to prepare Tax Returns, to prepare for and defend against Tax audits and for other legitimate purposes related to Taxes. Notwithstanding the foregoing, each Party and its respective Affiliates agree that BVMF has no responsibility to determine its status as, or to take any action with respect to its potential classification as a passive foreign investment company (“PFIC”) within the meaning of Section 1297(a) of the Code. In the event that CME Group owns at least five percent (5%) of the value of the outstanding shares of BVMF, reasonably determines that BVMF is properly treated as a PFIC for United States federal income tax purposes, and undertakes to bear all costs and expenses associated therewith, BVMF and its Affiliates shall instruct its independent auditors (including their United States affiliates) to provide (and BVMF and its Affiliates shall cooperate in so providing) to CME Group any information or statement requested by CME Group necessary to allow CME Group to make a QEF election under Section 1295 of the Code with respect to BVMF or any of its Subsidiaries.
Section 6.11 Disclosure Schedules. CME Group shall have the right until the date that is the third Business Day prior to the Closing to update, supplement or amend the CME Group Disclosure Schedules with respect to any matters arising after the date of this Agreement. Any such update, supplement or amendment of the CME Group Disclosure Schedules shall not cure any breach of any representation or warranty of CME Group contained in this Agreement for purposes of Section 7.3(a) or in any way impair BVMF’s right to terminate this Agreement pursuant to Section8.1(d). However, any such update, supplement or amendment of the CME Group Disclosure Schedules shall be given effect after the Closing for purposes of determining whether any Indemnified Party is entitled to any rights of indemnification pursuant to Section 9.2.
Section 6.12 Rescission. In the event the Technology Agreement is terminated pursuant to Section 15.2(f) thereof, CME Group shall have right to cause the rescission of this Agreement. CME Group shall exercise such right by delivery of written notice to BVMF within thirty (30) days of the date of such termination of the Technology Agreement. In the event CME Group elects to exercise its rescission right pursuant to this Section 6.12, such rescission shall be effected by BVMF’s delivery to CME Group of the certificate(s) or other instrument(s) evidencing the CME Group Shares acquired by BVMF pursuant to this Agreement, free and clear of all Liens (other than Liens arising under the Securities Act or other applicable Law), against payment in cash to BVMF in an amount equal to the product of the number of CME Group Shares being delivered to CME Group multiplied by the Per Share Price. Such payment shall be made by CME Group to BVMF by wire transfer of immediately available funds to a bank account that has been designated by BVMF at least two (2) Business Days prior to the Rescission Date agreed by the Parties. Any such rescission of the sale of the CME Group Shares acquired by BVMF pursuant to this Agreement shall be made at the offices of CME Group as soon as reasonably practicable after delivery to BVMF by CME Group of its notice electing to exercise the rescission right but in any event within ten (10) Business Days thereafter (the “Rescission Date”). For the avoidance of doubt, the number of CME Group Shares to be delivered by BVMF to CME Group under this Section 6.12 and the Per Share Price to be paid by CME Group therefor shall be equitably adjusted to reflect the effects of any stock split, combination or other similar change in the capitalization of CME Group.
ARTICLE VII
CONDITIONS TO CLOSING
Section 7.1 Conditions of Each Party to Closing. The respective obligations of CME Group and BVMF to effect the transactions contemplated by this Agreement are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:
(a) No Injunction. No Law enacted, promulgated, issued, entered, amended or enforced by a Governmental Authority prohibiting, preventing or enjoining the consummation of the transactions contemplated by this Agreement or any of the Ancillary Agreements shall be in effect.
(b) No Litigation. There shall not be any Claim by a Governmental Authority pending at law, in equity, in arbitration or before any Governmental Authority against BVMF or CME Group seeking to enjoin or restrain the consummation of the transactions contemplated by this Agreement or any of the Ancillary Agreements.
(c) Strategic Partnership Agreement. The Strategic Partnership Agreement shall have been executed by each of BVMF and CME Group concurrently with the Closing, and shall be in full force and effect.
(d) Master Agreement Amendment. The Master Agreement Amendment shall have been executed by each of BVMF and CME Group concurrently with the Closing, and shall be in full force and effect.
Section 7.2 CME Group’s Conditions to Closing. The obligations of CME Group to effect the transactions contemplated by this Agreement are subject to the satisfaction of, or waiver by CME Group, on or prior to the Closing Date of the following additional conditions:
(a) Representations and Warranties of BVMF. Each of the representations and warranties of BVMF set forth in this Agreement, in each case, made as if none of such representations and warranties contained any qualifications or limitations as to “materiality” or “material adverse effect,” shall be true and correct, in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such date), except where the failure of such representations and warranties to be true and correct as so made does not have and is not, individually or in the aggregate, reasonably expected to have a material adverse effect on the Condition of BVMF. CME Group shall have received a certificate of the chief executive officer or the chief financial officer of BVMF to such effect.
(b) Covenants. BVMF shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date and CME Group shall have received a certificate of the chief executive officer or the chief financial officer of BVMF to such effect.
(c) Technology Agreement. As of the Closing Date, the Technology Agreement shall be in full force and effect and BVMF shall not be in material breach thereof.
(d) HSR Act; Governmental Approvals. The applicable waiting period under the HSR Act shall have expired or been terminated and all consents or approvals required to be obtained from any Governmental Authority required to consummate the transactions contemplated hereby or by any Ancillary Agreement (excluding any required registration with, or approval by, INPI of the Technology Agreement) shall have been duly filed, obtained and completed and be in full force and effect, in each case without the imposition of any Burdensome Condition with respect to CME Group.
Section 7.3 BVMF’s Conditions to Closing. The obligations of BVMF to effect the transactions contemplated by this Agreement are subject to the satisfaction of, or waiver by BVMF, on or prior to the Closing Date of the following additional conditions:
(a) Representations and Warranties of CME Group. Each of the representations and warranties of CME Group set forth in this Agreement, in each case, made as if none of such representations and warranties contained any qualifications or limitations as to “materiality” or “material adverse effect,” shall be true and correct, in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such date), except where the failure of such representations and warranties to be true and correct as so made does not have and is not, individually or in the aggregate, reasonably expected to have a material adverse effect on the Condition of CME Group. BVMF shall have received a certificate of the chief executive officer or the chief financial officer of CME Group to such effect.
(b) Covenants. CME Group shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date and BVMF shall have received a certificate of the chief executive officer or the chief financial officer of CME Group to such effect.

(c) Technology Agreement. As of the Closing Date, the Technology Agreement shall be in full force and effect and CME shall not be in material breach thereof.
(d) HSR Act; Governmental Approvals. The applicable waiting period under the HSR Act shall have expired or been terminated and all consents or approvals required to be obtained from any Governmental Authority required to consummate the transactions contemplated hereby or by any Ancillary Agreement (excluding any required registration with, or approval by, INPI of the Technology Agreement) shall have been duly filed, obtained and completed and be in full force and effect, in each case without the imposition of any Burdensome Condition with respect to BVMF.
ARTICLE VIII
TERMINATION
Section 8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:
(a) by mutual written consent of CME Group and BVMF;
(b) by either CME Group or BVMF, if:
(i) the Closing shall not have occurred on or before the date that is six months after the date hereof (the “Walk-Away Date”); provided, however, that if the sole reason that the Closing has not occurred is because one or more of the approvals of Governmental Authorities required pursuant to Section 7.2(d) or Section 7.3(d) have not been obtained on or prior to the Walk-Away Date, no Party shall have the right to terminate this Agreement pursuant to this Section 8.1(b)(i) until the date that is nine months after the date hereof; provided, further, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to a Party if the failure of the Closing to have occurred on or before the Walk-Away Date was due to the failure of such Party to perform any of its obligations under this Agreement; or
(ii) (A) any Governmental Authority has denied an approval or consent required to consummate the transactions contemplated hereby or by any Ancillary Agreement and such denial has become final and nonappealable, or (B) any Governmental Authority of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby or by any Ancillary Agreement; provided, however, that no Party that has breached in any respect its obligations pursuant to Section 6.2 shall be entitled to terminate this Agreement under this Section 8.1(b)(ii);
(c) by CME Group if BVMF shall have breached or failed to perform any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (A) is incapable of being cured by BVMF prior to the Walk-Away Date or is not cured by the earlier of (x) ten (10) Business Days following written notice to BVMF by CME

Group of such breach or (y) the Walk-Away Date and (B) would result in a failure of any condition set forth in Sections 7.2(a) or (b); and
(d) by BVMF if CME Group shall have breached or failed to perform any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (A) is incapable of being cured by CME Group prior to the Walk-Away Date or is not cured by the earlier of (x) ten (10) Business Days following written notice to CME Group by BVMF of such breach or (y) the Walk-Away Date and (B) would result in a failure of any condition set forth in Sections 7.3(a) or (b).
Section 8.2 Effect of Termination. In the event of termination of this Agreement by either CME Group or BVMF as provided in Section 8.1 or a rescission of this Agreement pursuant to Section 6.12, this Agreement shall become void and have no effect, and none of CME Group, BVMF, or any of their respective officers, directors or Affiliates shall have any Liability of any nature whatsoever hereunder, except that this Section 8.2, Section 6.7 and Article X shall survive any such termination; and notwithstanding anything in this Agreement to the contrary, none of CME Group, BVMF, or any of their respective officers, directors or Affiliates shall be relieved or released from any Liabilities or damages arising out of its willful breach of any provision of this Agreement. In the event of a rescission of this Agreement pursuant to Section 6.12, the Master Agreement Amendment shall be rescinded and shall become void and have no effect and, as of the Rescission Date, the Master Agreement shall remain in full force and effect as in effect prior to the effective date of the Master Agreement Amendment.
ARTICLE IX
SURVIVAL AND INDEMNIFICATION
Section 9.1 Survival. The representations and warranties of a Party contained in this Agreement will survive and remain in full force and effect in accordance with their terms until the date that is thirty (30) days after the date on which such Party delivers to the other Party audited financial statements for the fiscal year ending December 31, 2010; provided that CME Group shall be deemed to have delivered such audited financial statements to BVMF on the earlier to occur of (i) delivery of such audited financial statements to BVMF in accordance with this Section 9.1 or (ii) the date CME Group files its Annual Report on Form 10-K for the year ending December 31, 2010 with the SEC and BVMF shall be deemed to have delivered such audited financial statements to CME Group on the earlier to occur of (i) delivery of such audited financial statements to CME Group in accordance with this Section 9.1 or (ii) the date BVMF files its audited financial statements for the year ending December 31, 2010 with the CVM. The covenants contained in this Agreement shall survive the Closing in accordance with their terms. Notwithstanding the foregoing, an indemnification Claim brought pursuant to this Article IX will not be precluded hereby if the Claim is initiated in writing prior to the expiration of the respective survival period described in the preceding sentences.
Section 9.2 Indemnification. Except as otherwise provided in this Article IX, from and after the Closing each Party (the “Indemnifying Party”) agrees to indemnify, defend and hold harmless the other Party and its officers, directors, employees, Affiliates and representatives and their successors and assigns (each, an “Indemnified Party”) to the fullest extent permitted by applicable Law from and against any and all damages, losses or expenses (including expenses of investigation, enforcement and collection and reasonable attorneys’ and other professionals’ fees and expenses incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) or other liabilities (collectively “Losses”) resulting from or arising out of (x) any breach of any representation or warranty by such Party in this Agreement as of the Closing Date (as though made on and as of the Closing Date), except to the extent that such representations and warranties speak as of another date, in which case as made as of such date, or (y) any breach or default in performance of any covenant or agreement by such Party in this Agreement. In connection with the obligation of the Indemnifying Party to indemnify for expenses as set forth above, the Indemnifying Party shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party) as they are incurred by such Indemnified Party, to the extent an indemnification is owed pursuant to this Agreement; provided, however, that if an Indemnified Party is reimbursed under this Article IX for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Losses in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Party.
Section 9.3 Notification. Each Indemnified Party under this Article IX shall, promptly after the receipt of notice of the commencement of any Claim against such Indemnified Party in respect of which indemnity may be sought from the Indemnifying Party under this Article IX, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party under this Article IX unless, and only to the extent that, such omission results in the Indemnifying Party’s forfeiture of substantive rights or defenses. In case any such Claim shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate (subject to the Indemnifying Party’s right to control the defense in accordance with this Section 9.3) in such defense at its own expense. Notwithstanding the foregoing, in any Claim in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense (in accordance with this Section 9.3) of such Claim if, in the reasonable opinion of counsel to such Indemnified Party, either (x) one or more defenses are available to the Indemnified Party that are not available to the Indemnifying Party and which the Indemnified Party is not reasonably able to assert or (y) a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties. Each of the Parties agrees that it will not, without the prior written consent of the other Party, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such Claim; provided that, the Indemnifying Party shall use commercially reasonable efforts to include any Indemnified Party in such settlement, compromise or consent if such Indemnified Party has been actually threatened to be made a party thereto. The Indemnifying Party shall not be liable for any settlement of any Claim effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to an Indemnified Party under this Article IX shall be the exclusive remedy that any Indemnified Party may have at common law, by separate agreement or otherwise; provided, however, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Article IX shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief. No indemnification shall be owed by the Indemnifying Party in relation to a Claim that is an administrative or judicial action until a final, nonappealable determination by a Governmental Authority is made, and the Indemnifying Party shall be entitled to bring to litigation before a Governmental Authority any Claim that it reasonably believes to be undue before the Indemnifying Party is obligated to pay any amount to the Indemnified Party under the provisions of this Article IX.
Section 9.4 Limits on Indemnification. The amount of any payment by the Indemnifying Party under this Article IX shall be subject to the following limitations; provided, however, that Losses arising out of an Indemnifying Party’s willful breach of this Agreement or its willful misconduct or bad faith shall not be subject to the following limitations:
(a) subject to Section 9.4(c), the Indemnifying Party shall not be obligated to make any payment pursuant to this Article IX until the aggregate amount of Losses for which the Indemnifying Party would (but for this Section 9.4(a)) be liable hereunder exceeds one percent (1%) of the Purchase Price (the “Indemnity Threshold”), and then only for amounts in excess of the Indemnity Threshold;
(b) subject to Section 9.4(c), the total amount for which the Indemnifying Party shall be liable to indemnify and hold harmless the Indemnified Parties pursuant to this Article IX shall not exceed thirty (30%) of the Purchase Price;
(c) Neither BVMF nor any of its officers, directors, employees, Affiliates or representatives or any of their successors or assigns shall be deemed to have suffered any Losses for any purpose under this Article IX, unless, after giving effect to the circumstances forming the basis for the claim for such Losses, the value per share of the CME Group Shares shall be less than the Per Share Price; and
(d) in no event shall an Indemnifying Party be liable for speculative, unforeseeable, punitive, exemplary or consequential damages or lost profits; provided, however, that, subject to Section 9.4(c), nothing in this Section 9.4(d) shall affect BVMF’s right to be indemnified by CME Group pursuant to this Article IX for the diminution in value of the CME Group Shares BVMF purchased pursuant to this Agreement.

ARTICLE X
MISCELLANEOUS
Section 10.1 Expenses. Except as otherwise expressly provided herein, each Party shall bear its respective expenses incurred in connection with the preparation, negotiation and execution of this Agreement and the Ancillary Agreements, including all fees and expenses of agents, advisors, representatives, counsel and accountants, whether or not the Closing occurs.
Section 10.2 Entire Agreement. This Agreement (together with the Parties’ disclosure schedules, the Exhibits hereto and the Ancillary Agreements), the Master Agreement and the Confidentiality Agreement set forth the entire agreement and understanding among the Parties concerning the transactions contemplated hereby. No Party shall be bound by any prior or contemporaneous understanding or representation with respect to the subject matter hereof, other than as set out herein or as subsequently agreed to by the Parties in writing.
Section 10.3 Notices. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person, by overnight courier or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
(a)	If to CME Group:

CME Group Inc. 20 S. Wacker Drive Chicago, Illinois 60606 Attention: Kathleen M. Cronin, General Counsel

with copies to (which shall not constitute a notice):

Skadden, Arps, Slate, Meagher & Flom LLP 155 N. Wacker Drive Chicago, Illinois 60606
Attention: Rodd M. Schreiber Susan S. Hassan

and

(b)	If to BVMF:

BM&FBOVESPA S.A. Praça Antonio Prado, 48 — Centro São Paulo, Brazil, SP 01013-001 Attention: Cícero Augusto Vieira Neto, Chief Operating Officer with copies to (which shall not constitute a notice):

Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022
Attention: Michael Gillespie William D. Regner
or to such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the Party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered; and the next Business Day after deposit with an overnight courier service.
Section 10.4 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the Parties, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other Party, and any attempt to make any such assignment without such consent shall be null and void; provided, however, that BVMF may assign or transfer its right to purchase the CME Group Shares to one of its wholly-owned Subsidiaries without CME Group’s consent, but only if such Subsidiary of BVMF agrees in writing with CME Group to be bound by the relevant terms and conditions of this Agreement and provided that no such assignment or transfer will relieve BVMF of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.
Section 10.5 Dispute Resolution, Arbitration. Any and all disputes, controversies, or claims arising out of, relating to, or in connection with this Agreement (each, a “Dispute”) shall be finally resolved through binding arbitration. In the event of a Dispute, a Party shall not commence arbitration against the other Party unless that Party first gives written notice to the other Party setting forth the nature of the Dispute (a “Dispute Notice”). The Parties shall then attempt in good faith to resolve the Dispute by mediation with a mediator selected by mutual agreement of the Parties. If the Parties cannot agree on the selection of a mediator within thirty (30) days after delivery of the Dispute Notice, or in any event if the Dispute has not been resolved by mediation within sixty (60) days after the delivery of the Dispute Notice, then either Party may submit the Dispute for arbitration in accordance with this Section 10.5. Any Disputes concerning the propriety of the commencement of the arbitration shall be finally settled by arbitration pursuant to this Section 10.5. The arbitration shall be conducted in accordance with the Rules of Arbitration of the International Chamber of Commerce (“ICC Rules”) in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the Parties. The seat of the arbitration shall be London, England, United Kingdom, and it shall be conducted in the English language. The Parties submit to jurisdiction in the High Court in London, England, United Kingdom for the limited purpose of enforcing this agreement to arbitrate. The arbitration shall be conducted by three (3) arbitrators. The claimant shall appoint an arbitrator in its request for arbitration. The respondent shall appoint an arbitrator within 30 days of the receipt of the request for arbitration. The two arbitrators shall appoint a third arbitrator within 30 days after the appointment of the second arbitrator. The third arbitrator shall act as chair of the tribunal. If any of the three arbitrators is not appointed within the time prescribed above, then the ICC International Court of Arbitration shall appoint that arbitrator. Consistent with the authority conferred on the arbitration tribunal by the ICC Rules, the arbitration tribunal shall have the authority to order such production of documents as may reasonably be requested by either Party or by the tribunal itself. The procedures for the taking of evidence, including the discovery of documents, shall be governed by the IBA Rules on the Taking of Evidence in International Commercial Arbitration. The award of the arbitrators shall be final and binding on the Parties. Each award by the arbitrators shall: (i) if paid to BVMF, be paid in Brazilian Reais, unless BVMF shall specify payment in US Dollars at the time of the arbitration; (ii) if paid to CME Group, be paid in US Dollars, unless CME Group shall specify payment in Brazilian Reais at the time of the arbitration; and (iii) include in favor of the prevailing Party an award of the costs of the arbitration, including the prevailing Party’s reasonable attorneys’ fees and expenses, including reasonable expenses incurred by the prevailing Party for language translation of documents and testimony. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant Party or its assets. The provisions contained in this Section 10.5 shall survive the termination or expiration of this Agreement.
Section 10.6 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of New York (other than the Laws thereof that would require or permit application of the Laws of any other jurisdiction).
Section 10.7 Waiver; Amendment. The failure of any Party to insist upon strict performance of the provisions hereof shall not be construed as a waiver of future compliance and no waiver of the provisions hereof by such Party shall be deemed to have been made unless expressed in writing and signed by such Party. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and signed by each Party hereto.
Section 10.8 Further Action. The Parties shall execute and deliver all other certificates and documents and take such other actions as may reasonably be requested in order to consummate or implement the transactions contemplated hereby.
Section 10.9 Counterparts; Effectiveness. This Agreement may be executed and delivered in one or more counterparts (including by facsimile), each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each Party hereto shall have received counterparts thereof signed and delivered (by facsimile or otherwise) by the other Party hereto.
Section 10.10 Benefits of Agreement. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and their respective permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall give to any Person not a Party to this Agreement any benefit or any legal or equitable right or remedy, other than Section 6.4(c) (which is intended to be for the benefit of the CME Designated Director and BVMF Designated Director covered thereby and may be enforced by them) and Article IX (which is intended to be for the benefit of the Indemnified Parties thereunder).

Section 10.11 Severability. If any provision of this Agreement is deemed to be illegal or unenforceable by any court of competent jurisdiction, (i) such provision shall be deemed to be severable from the remainder of this Agreement, (ii) the effect of such determination shall be limited to such provision to the extent reasonably practicable, and (iii) the validity, legality and enforceability of such provision in any other jurisdiction shall not in any way be affected or impaired thereby.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first described above.

CME GROUP INC.
By	/s/ Craig S. Donohue
	Name:	Craig S. Donohue
	Title:	Chief Executive Officer

BM&FBOVESPA S.A. — BOLSA DE VALORES, MERCADORIAS E FUTUROS
By	/s/ Edemir Pinto
	Name:	Edemir Pinto
	Title:	Chief Executive Officer

By	/s/ Cícero Augusto Vieira Neto
	Name:	Cícero Augusto Vieira Neto
	Title:	Chief Operating Officer

[Signature Page to the Share Purchase and Investor Rights Agreement]